Exhibit 99.1

BANK OF AMERICA AUTO TRUST 20[    ]-[    ]

AMENDED AND RESTATED

TRUST AGREEMENT

between

BANK OF AMERICA AUTO RECEIVABLES SECURITIZATION, LLC,

as the Depositor

and

[            ],

as the Owner Trustee

Dated as of [            ]

i

(continued)

(continued)

(continued)

Page

SECTION 11.15. Information to Be Provided by the Owner Trustee	35

SECTION 11.16. Indemnification	36

EXHIBIT A FORM OF CERTIFICATE

EXHIBIT B FORM OF CERTIFICATE INVESTOR REPRESENTATION LETTER

EXHIBIT C FORM OF NOTICE OF REQUESTS TO REPURCHASE RECEIVABLES

EXHIBIT D FORM OF REGISTRATION OF CERTIFICATE TRANSFER DIRECTION LETTER

This AMENDED AND RESTATED TRUST AGREEMENT is made as of [            ] (as from time to time amended, supplemented or otherwise modified and in effect, this “Agreement”) between BANK OF AMERICA AUTO RECEIVABLES SECURITIZATION, LLC, a Delaware limited liability company, as the depositor (the “Depositor”), and [            ], a [            ], as the owner trustee (the “Owner Trustee”).

RECITALS

WHEREAS, the Depositor, the Administrator and the Owner Trustee entered into that certain Trust Agreement dated as of [            ] (the “Original Trust Agreement”), pursuant to which the Issuer (as defined below) was created; and

WHEREAS, in connection with the issuance of the Notes, the parties have agreed to amend and restate the Original Trust Agreement;

NOW THEREFORE, IN CONSIDERATION of the mutual agreements herein contained, and of other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1. Capitalized Terms. Unless otherwise indicated, capitalized terms used in this Agreement are defined in Appendix A to the Sale Agreement dated as of the date hereof (as from time to time amended, supplemented or otherwise modified and in effect, the “Sale Agreement”) between the Issuer and the Depositor, as the same may be amended, modified or supplemented from time to time.

SECTION 1.2. Other Interpretive Provisions. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document delivered pursuant hereto unless otherwise defined therein. For purposes of this Agreement and all such certificates and other documents, unless the context otherwise requires: (a) accounting terms not otherwise defined in this Agreement, and accounting terms partly defined in this Agreement to the extent not defined, shall have the respective meanings given to them under GAAP; (b) terms defined in Article 9 of the UCC as in effect in the State of Delaware and not otherwise defined in this Agreement are used as defined in that Article; (c) the words “hereof,” “herein” and “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular provision of this Agreement; (d) references to any Article, Section, Schedule or Exhibit are references to Articles, Sections, Schedules and Exhibits in or to this Agreement, and references to any paragraph, subsection, clause or other subdivision within any Section or definition refer to such paragraph, subsection, clause or other subdivision of such Section or definition; (e) the term “including” means “including without limitation”; (f) references to any law or regulation refer to that law or regulation as amended from time to time and include any successor law or regulation; and (g) references to any Person include that Person’s successors and assigns.

ARTICLE II

ORGANIZATION

SECTION 2.1. Name. The trust created under the Original Trust Agreement shall be known as “Bank of America Auto Trust 20[    ]-[    ]” (the “Issuer”), in which name the Owner Trustee may conduct the business of such trust, make and execute contracts and other instruments on behalf of such trust and sue and be sued.

SECTION 2.2. Office. The office of the Issuer shall be in care of the Owner Trustee at the Corporate Trust Office or at such other address as the Owner Trustee may designate by written notice to the Certificateholder, the Depositor and the Administrator.

SECTION 2.3. Purposes and Powers. The purpose of the Issuer is, and the Issuer shall have the power and authority, to engage in the following activities:

(a) to issue the Notes pursuant to the Indenture and to issue the Certificates, pursuant to this Agreement, and to sell, transfer and exchange the Notes and the Certificates, to pay interest on and principal of the Notes to the Noteholders and to make distributions to the Certificateholder;

(b) [to enter into and perform its obligations under the Initial Interest Rate Swap Agreement and any Replacement Interest Rate Swap Agreement entered into pursuant to Section 2.16(a) of the Indenture;]

(c) to acquire the motor vehicle receivables and related property from the Depositor pursuant to the terms of the Sale Agreement, to make or cause to be made deposits to and withdrawals from the Collection Account, the Principal Distribution Account, the Certificate Distribution Account and the Reserve Account and to pay the organizational, start-up and transactional expenses of the Issuer to the extent not paid by the Depositor;

(d) to assign, Grant, transfer, pledge, mortgage and convey the Trust Estate pursuant to the Indenture and to hold, manage and distribute to the Certificateholder any portion of the Trust Estate released from the lien of, and remitted to the Issuer pursuant to, the Indenture;

(e) to enter into and perform its obligations under the Transaction Documents to which it is a party;

(f) to engage in those activities, including entering into agreements, that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith; and

(g) subject to compliance with the Transaction Documents, to engage in such other activities as may be required in connection with conservation of the Trust Estate.

The Owner Trustee is hereby authorized to engage in the foregoing activities on behalf of the Issuer. Neither the Issuer nor the Owner Trustee on behalf of the Issuer shall engage in any activity other than in connection with the foregoing or other than as required or authorized by the terms of this Agreement or the other Transaction Documents.

SECTION 2.4. Appointment of the Owner Trustee. Upon the execution of this Agreement, the Owner Trustee shall continue as trustee of the Issuer to have all the rights, powers and duties set forth herein.

SECTION 2.5. Initial Capital Contribution of Trust Estate. As of the date of the Original Trust Agreement, the Depositor sold, assigned, transferred, conveyed and set over to the Owner Trustee the sum of $1. The Owner Trustee hereby acknowledges receipt in trust from the Depositor, as of such date, of the foregoing contribution, which shall constitute the initial Trust Estate.

SECTION 2.6. Declaration of Trust. The Owner Trustee hereby declares that it will hold the Trust Estate in trust upon and subject to the conditions set forth herein for the use and benefit of the Certificateholder, subject to the obligations of the Issuer under the Transaction Documents. It is the intention of the parties hereto that the Issuer constitute a statutory trust under the Statutory Trust Act and that [(i)] this Agreement constitute the governing instrument of such statutory trust [and (ii) for United States federal, state and local income, franchise and value added tax purposes, the Issuer shall be treated as a grantor trust of the type described in Treasury Regulation section 301.7701-4(c), with the assets of the Issuer being the Receivables and other assets held by the Issuer, and the Notes being non-recourse debt of the Certificateholder(s), provided that if it is successfully asserted by the appropriate tax authorities the Issuer is not properly characterized as a grantor trust of the type described in Treasury Regulation section 301.7701-4(c), the Issuer shall be treated, for United States federal, state and local income, franchise and value added tax purposes, as (A) a disregarded entity if there is only one beneficial owner of the Certificates and any Notes that are treated as equity in the Issuer, or (B) a partnership (other than an association or publicly traded partnership taxable as a corporation) if there is more than one beneficial owner of the Certificates and any Notes that are treated as equity in the Issuer, with the assets of the partnership being the Receivables and other assets held by the Issuer, the partners of the partnership being the Certificateholders and the holders of the Notes that are treated as equity in the Issuer, and the remaining Notes constituting indebtedness of the partnership.] The parties agree that, unless otherwise required by appropriate tax authorities, the Issuer will file or cause to be filed annual or other necessary tax returns, reports and other forms consistent with the foregoing characterization of the Issuer for United States federal, state and local income, franchise and value added tax purposes. No election will be made by or on behalf of the Issuer to be classified as an association taxable as a corporation for United States federal income tax purposes. Effective as of the date hereof, the Owner Trustee shall have all rights, powers and duties set forth herein and in the Statutory Trust Act with respect to accomplishing the purposes of the Issuer. The Owner Trustee filed the Certificate of Trust and the Certificates of Amendment with the Secretary of State of the State of Delaware as required by Section 3810(a) of the Statutory Trust Act. Notwithstanding anything herein or in the Statutory Trust Act to the contrary, it is the intention of the parties hereto that the Issuer constitute a “business trust” within the meaning of Section 101(9)(A)(v) of the Bankruptcy Code.

SECTION 2.7. Organizational Expenses; Liabilities of the Holders.

(a) The Depositor shall pay organizational expenses of the Issuer as they may arise.

(b) No Certificateholder (including the Depositor, if the Depositor is or becomes a Certificateholder) shall have any personal liability for any liability or obligation of the Issuer.

SECTION 2.8. Title to the Trust Estate. Legal title to all the Trust Estate shall be vested at all times in the Issuer as a separate legal entity.

SECTION 2.9. Representations and Warranties of the Depositor. The Depositor hereby represents and warrants to the Owner Trustee that:

(a) Existence and Power. The Depositor is a Delaware limited liability company validly existing and in good standing under the laws of the State of Delaware and has, in all material respects, full power and authority to own its assets and operate its business as presently owned or operated, and to execute, deliver and perform its obligations under the Transaction Documents to which it is a party. The Depositor has obtained all necessary licenses and approvals in all jurisdictions where the failure to do so would materially and adversely affect the ability of the Depositor to perform its obligations under the Transaction Documents and the Underwriting Agreement.

(b) Authorization and No Contravention. The execution, delivery and performance by the Depositor of each Transaction Document to which it is a party and the Underwriting Agreement (i) have been duly authorized by all necessary action on the part of the Depositor and (ii) do not violate or constitute a default under (A) any applicable law, rule or regulation, (B) its organizational instruments or (C) any material indenture or material agreement or instrument to which the Depositor is a party or by which its properties are bound (other than violations of such laws, rules, regulations, indenture or agreements which do not affect the legality, validity or enforceability of any of such agreements and which, individually or in the aggregate, would not materially and adversely affect the transactions contemplated by, or the Depositor’s ability to perform its obligations under, the Transaction Documents to which it is a party and the Underwriting Agreement).

(c) No Consent Required. No approval, authorization or other action by, or filing with, any Governmental Authority is required in connection with the execution, delivery and performance by the Depositor of any Transaction Document or the Underwriting Agreement other than UCC filings and other than (i) approvals and authorizations that have previously been obtained and filings which have previously been made and (ii) approvals, authorizations or filings which, if not obtained or made, would not have a material adverse effect on the ability of the Depositor to perform its obligations under the Underwriting Agreement or the Transaction Documents to which it is a party.

(d) Binding Effect. Each of the Transaction Documents to which the Depositor is a party and the Underwriting Agreement constitutes the legal, valid and binding obligation of the Depositor enforceable against the Depositor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, receivership, conservatorship or other similar laws affecting creditors’ rights generally and, if applicable, the rights of creditors of limited liability companies from time to time in effect or by general principles of equity or other similar laws of general application relating to or affecting the enforcement of creditors’ rights generally and subject to general principles of equity.

(e) No Proceedings. There are no actions, orders, suits or Proceedings pending or, to the knowledge of the Depositor, threatened against the Depositor before or by any Governmental Authority that (i) assert the invalidity or unenforceability of this Agreement, any of the other Transaction Documents or the Underwriting Agreement, (ii) seek to prevent the issuance of the Notes or the Certificates or the consummation of any of the transactions contemplated by this Agreement, any of the other Transaction Documents or the Underwriting Agreement or (iii) seek any determination or ruling that would materially and adversely affect the performance by the Depositor of its obligations under this Agreement, any of the other Transaction Documents or the Underwriting Agreement.

SECTION 2.10. Situs of Issuer. The Issuer shall be located and administered in the State of Delaware (it being understood that the Issuer may have bank accounts located and maintained outside of Delaware).

ARTICLE III

CERTIFICATES AND TRANSFER OF CERTIFICATES

SECTION 3.1. Initial Ownership. Upon the formation of the Issuer and until the issuance of the Certificates, the Depositor is the sole beneficiary of the Issuer; and on the Closing Date, upon the issuance of the initial Certificate, the Depositor will no longer be a beneficiary of the Issuer, except to the extent that the Depositor is the Holder of such Certificate.

SECTION 3.2. Authentication of the Certificates.

(a) Concurrently with the sale of the Purchased Assets to the Issuer pursuant to the Sale Agreement, the Owner Trustee shall cause the initial Certificate to be executed on behalf of the Issuer, authenticated and delivered to the Depositor, and signed by any vice president, secretary, any assistant secretary, treasurer or any assistant treasurer of the Owner Trustee, without further corporate action by the Depositor.

(b) The Certificates shall represent 100% of the beneficial interest in the Issuer and shall, to the fullest extent permitted by applicable law, be fully paid and nonassessable.

SECTION 3.3. Form of the Certificate. The initial Certificate, upon issuance, will be a typewritten, definitive Certificate, substantially in the form of Exhibit A hereto and shall be registered in the name of “Bank of America Auto Receivables Securitization, LLC” or its nominee as the initial registered owner thereof.

SECTION 3.4. Registration of the Certificates. The Owner Trustee, in its capacity as “Certificate Registrar” shall maintain at its office referred to in Section 2.2, or at the office of any agent appointed by it and approved in writing by the Certificateholders at the time of such appointment, a register (the “Certificate Register”) for the registration and transfer of any Certificate, and the Owner Trustee or such agent shall promptly notify the Indenture Trustee of any change in the registered ownership of a Certificate. Prior to the presentment for registration of transfer of any Certificate, the Owner Trustee and the Indenture Trustee or any agent of the Owner Trustee or the Indenture Trustee may treat the Person in whose name any Certificate is registered (as of the applicable Record Date) as the owner of such Certificate for the purpose of receiving distributions on such Certificate and for all other purposes whatsoever. For the avoidance of doubt, the records maintained by the Owner Trustee in the Certificate Register with respect to each Certificate and its related registered owner are intended to cause the Certificates to be issued in registered form, within the meaning of Treasury Regulation section 5f.103-1(c), and shall record (a) the Percentage Interest in all of the assets of and the right to distributions from, the Issuer evidenced by each Certificate and (b) all distributions made to each Certificateholder with respect to the Issuer’s assets.

SECTION 3.5. Transfer of the Certificate. (a) Any Certificateholder may assign, convey or otherwise transfer all or any of its right, title and interest in the related Certificate; provided, that:

(i) (a) such transferee is either an Affiliate of the Depositor or (b) (1) is a Qualified Institutional Buyer, (2) is aware that the sale of the Certificates to it is being made in reliance on the exemption from registration provided by Rule 144A, and (3) is acquiring the Certificates for its own account or for one or more accounts, each of which is a Qualified Institutional Buyer, and as to each of which the owner exercises sole investment discretion or for resale pursuant to Rule 144A;

(ii) such transferee understands that the Certificates will bear the applicable legends set forth in Section 3.5(g);

(iii) such transferee understands that the Certificates are being offered only in a transaction not involving any public offering in the United States within the meaning of the Securities Act, none of the Certificates have been or will be registered under the Securities Act, and, if in the future the transferee decides to offer, resell, pledge or otherwise transfer the Certificates, such Certificates may only be offered, resold, pledged or otherwise transferred in accordance with this Agreement and the applicable legend on such Certificates set forth below;

(iv) such transferee understands that an investment in the Certificates involves certain risks, including the risk of loss of all or a substantial part of its investment under certain circumstances. The transferee has had access to such financial and other information concerning the Issuer and the Certificates as it deemed necessary or appropriate in order to make an informed investment decision with respect to its purchase of the Certificates. The transferee has such knowledge and experience in financial and business matters that the transferee is capable of evaluating the merits and risks of its investment in the Certificates, and the transferee and any accounts for which it is acting are each able to bear the economic risk of the holder’s or of its investment;

(v) such transferee will not offer, transfer, pledge, sell or otherwise dispose of the Certificates or any interest in the Certificates to any Person in any manner, or solicit any offer to buy, transfer or otherwise dispose of the Certificates or any interest in the Certificates from any Person in any manner, or make any general solicitation by means of general advertising or in any other manner, or take any other action that would constitute a distribution of the Certificates under the Securities Act or that would render the disposition of the Certificates a violation of Section 5 of the Securities Act or any other applicable securities laws or require registration pursuant thereto, and will not authorize any Person to act on its behalf, in such manner with respect to the Certificates;

(vi) the Owner Trustee and the Issuer determine in their sole discretion that the transfer complies with the requirements of clauses (d) and (e) of this Section 3.5;

(vii) such Certificate may not be acquired by or for the account of or with the assets of a Benefit Plan or a governmental, non-U.S. or church plan which is subject to Similar Law;

(viii) the transferee (other than the Initial Purchaser) provides a Certificate Investor Representation Letter substantially in the form of Exhibit B; and

(ix) such transferee acknowledges that the Issuer, the Owner Trustee, the Initial Purchaser and others will rely upon the truth and accuracy of the acknowledgements, representations, warranties and agreements in this Section 3.5 and agrees that if any of the acknowledgements, representations, warranties or agreements made by it in connection with its purchase of the Certificates are no longer accurate, the transferee will promptly notify the Issuer, the Owner Trustee and the Initial Purchaser.

Each Certificateholder will represent and warrant that it is not (and will not be) a Benefit Plan or a governmental, non-U.S. or church plan which is subject to Similar Law and is not (and will not be) accepting or holding such Certificate (or any interest therein) on behalf of or with assets of a Benefit Plan or a governmental, non-U.S. or church plan which is subject to Similar Law. The Owner Trustee shall have no duty to independently determine that the requirement in (vi) above is met and shall incur no liability to any Person in the event the Certificateholder does not comply with such restrictions. Subject to the transfer restrictions contained herein and in the Certificates, any Certificateholder may transfer all or any portion of the Percentage Interest evidenced by such Certificate upon surrender thereof to the Owner Trustee accompanied by the documents required by this Section. Such transfer may be made by a registered Certificateholder in person or by his attorney duly authorized in writing upon surrender of the Certificate to the Owner Trustee accompanied by (a) a written instrument of transfer in the form of the “Assignment” attached to the Form of Certificate attached hereto as Exhibit A and with such signature guarantees and evidence of authority of the Persons signing the instrument of transfer as the Owner Trustee may reasonably require, (b) an executed direction letter regarding registration of such transfer in the form attached hereto as Exhibit D, and (c) the documents required by Sections 3.5(a)(viii) and 3.5(e) hereof. Promptly upon the receipt of such documents and receipt by the Owner Trustee of the transferor’s Certificate, the Owner Trustee shall record the name of such transferee as a Certificateholder and its Percentage Interest in the Certificate Register and issue, execute and deliver to such Certificateholder a Certificate evidencing such Percentage Interest. In the event a transferor transfers only a portion of its Percentage Interest, the Owner Trustee shall register and issue to such transferor a new Certificate evidencing such transferor’s new Percentage Interest and shall issue, execute and deliver to such transferee a new Certificate evidencing such transferee’s Percentage Interest. Subsequent to each transfer of beneficial interest and upon the issuance of the new Certificate or Certificates, the Owner Trustee shall cancel and destroy the Certificate surrendered to it in connection with such transfer. The Owner Trustee may treat, for all purposes whatsoever (other than for purposes of clauses (d) and (e) of this Section 3.5), the Person in whose name any Certificate is registered as the sole owner of the Percentage Interest evidenced by such Certificate.

(b) As a condition precedent to any registration of transfer under this Section 3.5, the Owner Trustee may require the payment of a sum sufficient to cover the payment of any tax or taxes or other governmental charges required to be paid in connection with such transfer.

(c) The Owner Trustee shall not be obligated to register any transfer of a Certificate unless the transferee has certified to the Owner Trustee that such transfer does not violate any of the transfer restrictions stated herein including, but not limited to clauses (d) and (e) of this Section 3.5. The Owner Trustee shall not be liable to any Person for registering any transfer based on such certifications.

(d) No transfer shall be permitted if such transfer is effected through an established securities market or secondary market (or the substantial equivalent thereof) within the meaning of Code section 7704 and any proposed, temporary or final Treasury regulations thereunder.

(e) Each registered owner of and, if different, each owner of a beneficial interest in, a Certificate that is a “United States person” (as defined in Code section 7701(a)(30)) shall deliver to the Owner Trustee, the Administrator and the Certificate Paying Agent two properly completed and duly executed originals of U.S. Internal Revenue Service Form W-9 (or applicable successor form) certifying that it is not subject to backup withholding. Each registered owner of and, if different, each owner of a beneficial interest in, a Certificate that is not a “United States person” shall deliver to the Owner Trustee, the Administrator and the Certificate Paying Agent two properly completed and duly executed originals of U.S. Internal Revenue Service Form W-8BEN (Certification

of Foreign Status as Beneficial Owner), IRS Form W-8IMY (Certification of Foreign Intermediary Status) or IRS Form W-8ECI (Certification of Foreign Person’s Claim for Exemption from Withholding on Income Effectively Connected with Conduct of a U.S. Trade or Business), or any successors to such IRS forms (i) to permit the Owner Trustee, the Administrator and the Certificate Paying Agent to make payments to the purchaser without, or at a reduced rate of, withholding, (ii) to enable the Issuer to qualify for a reduced rate of withholding in any jurisdiction from or through which the Issuer receives payments on its assets, or (iii) to enable the Owner Trustee, the Administrator and the Certificate Paying Agent to satisfy any reporting or other obligations under any applicable tax law, and will update or replace such form, certification or other information as necessary in accordance with its terms or its subsequent amendments.

The applicable Internal Revenue Service forms required to be delivered, as described above, shall be delivered on or prior to the date on which a Certificateholder becomes a Certificateholder under this Agreement and from time to time thereafter as prescribed by applicable law or upon the request of the Certificate Paying Agent.

In addition, each registered owner of and, if different, each owner of a beneficial interest in, a Certificate that is not a “United States person” within the meaning of section 7701(a)(30) of the Code, shall submit a statement certifying that it is not a “controlled foreign corporation” that is related to the Issuer, within the meaning of section 881(c)(3)(C) of the Code.

Each purchaser, beneficial owner and subsequent transferee of a Certificate or an interest therein shall provide to the Issuer and the Owner Trustee, on or prior to, and after, the date of its acquisition of a Certificate or beneficial interest, any information requested by the Issuer and the Owner Trustee as is necessary (as determined in the sole discretion of the Issuer or the Owner Trustee, as applicable) for the Issuer and the Owner Trustee to determine the obligations of any party under this Agreement pursuant to Code sections 1471-1474 (the “FATCA Provisions”), including whether such purchaser, beneficial owner or transferee is a U.S. Person or a non-U.S. person, and if such purchaser, beneficial owner or transferee is a non-U.S. person whether it is a foreign financial institution (“FFI”) as defined in Code section 1471(d)(4) or a non-financial foreign entity as defined in Code section 1472(d) (“non-FFI”).

If a purchaser, beneficial owner or transferee of a Certificate is, or would be, a FFI, such FFI shall represent (or shall be deemed by acceptance of its Certificate or interest therein to represent) to the Issuer and Owner Trustee that it has met (or will meet as soon as applicable guidance is issued by the IRS) the reporting requirements of Code section 1471(b) (“FFI Reporting Obligations”), and such FFI shall further represent and agree that it shall continue to meet its FFI Reporting Obligations and has not made (and will not make) the election to be withheld upon pursuant to Code section 1471(b)(3). If a purchaser, beneficial owner or transferee of a Certificate is, or would be, a non-FFI such non-FFI shall, when applicable law requires a non-FFI to meet the reporting requirements of Code section 1472(b) either (i) represent (or shall be deemed by acceptance of its Certificate or interest therein to represent) to the Issuer and Owner Trustee that it does not have (or will not have as soon as applicable guidance is issued by the U.S. Internal Revenue Service) any substantial United States owners within the meaning of Code section 1472(b)(1)(A) or (ii) provide to the Issuer and Owner Trustee the name, address, and taxpayer identification number of each of its substantial United States owners and any other information required by Code section 1472.

Each purchaser, beneficial owner and subsequent transferee of Certificates or an interest therein will be required or deemed to acknowledge that the Issuer may provide such information and any other information concerning its investment in the Certificates to the U.S. Internal Revenue Service. In addition, each purchaser, beneficial owner and subsequent transferee of Certificates or an interest therein will be required or deemed to understand and acknowledge that the Issuer has the right, hereunder, to withhold on any beneficial owner of an interest in a Certificate that fails to comply with the foregoing requirements.

(f) If a Responsible Officer of Owner Trustee becomes aware that (1) a transfer or attempted or purported transfer of any Certificate or interest therein was consummated in compliance with the provisions of this Section 3.5 on the basis of a materially incorrect certification from the transferor or purported transferee, (2) a transferee failed to deliver to the Owner Trustee the certificate required to be delivered under Section 3.5(a)(viii) or (3) the Certificateholder of any Certificate or interest therein is in material breach of any representation or agreement set forth in any certificate or any deemed representation or agreement of such Certificateholder, the Owner Trustee will direct the Certificate Registrar not to register such attempted or purported transfer and, if a transfer has been registered, such transfer shall be absolutely null and void ab initio and shall not operate to transfer any rights to the purported transferee (such purported transferee, a “Disqualified Transferee”) and the last preceding Certificateholder of such Certificateholder that was not a Disqualified Transferee shall be restored to all rights as a Certificateholder thereof retroactively to the date of the purported transfer of such Certificate by such Certificateholder.

(g) Each Certificate will bear a legend to the following effect:

“THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY OTHER APPLICABLE SECURITIES OR “BLUE SKY” LAWS OF ANY STATE OR OTHER JURISDICTION. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE RESOLD, ASSIGNED, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR ANY OTHER APPLICABLE SECURITIES OR “BLUE SKY” LAWS AND ONLY PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”) TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A (A “QIB”), PURCHASING FOR ITS OWN ACCOUNT OR THE ACCOUNT OF A QIB, WHOM THE HOLDER HAS INFORMED THAT THE REOFFER, RESALE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A.”

SECTION 3.6. Lost, Stolen, Mutilated or Destroyed Certificates. If (i) any mutilated Certificate is surrendered to the Owner Trustee, or (ii) the Owner Trustee receives evidence to its satisfaction that any Certificate has been destroyed, lost or stolen, and upon proof of ownership satisfactory to the Owner Trustee together with such security or indemnity on behalf of the Issuer as may be requested by the Owner Trustee to save it harmless, then, in the absence of notice to the Owner Trustee that such Certificate has been acquired by a bona fide purchaser the Owner Trustee shall execute and deliver a new Certificate for the same Percentage Interest in the Issuer as the Certificate so mutilated, destroyed, lost or stolen, of like tenor and bearing a different issue number, with such notations, if any, as the Owner Trustee shall determine. Upon the issuance of any new Certificate under this Section 3.6, the Issuer or Owner Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of the Certificate and any other reasonable expenses (including the reasonable fees and expenses of the Issuer and the Owner Trustee) connected therewith. If, after the delivery of such new Certificate a bona fide purchaser of the original Certificate in lieu of which such new Certificate was issued presents such original Certificate for transfer or payment, the Issuer and Owner Trustee shall be entitled to recover such new Certificate from the Person to whom it was delivered or any Person taking title therefrom, except a bona fide purchaser, and the Issuer and Owner Trustee shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Issuer and Owner Trustee, in connection therewith. Any duplicate Certificate issued pursuant to this Section 3.6 shall constitute complete and indefeasible evidence of ownership in the Issuer, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time. The provisions of this Section 3.6 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, defaced, destroyed, lost or stolen Certificates.

SECTION 3.7. Appointment of the Certificate Paying Agent. The Certificate Paying Agent shall make distributions to Certificateholders from the Certificate Distribution Account pursuant to Section 5.5 and shall report the amounts of such distributions to the Owner Trustee and the Servicer. Any Certificate Paying Agent shall have the revocable power to withdraw funds from the Certificate Distribution Account for the purpose of making the distributions referred to above. The Owner Trustee may revoke such power and remove the Certificate Paying Agent if the Owner Trustee determines in its sole discretion that the Certificate Paying Agent shall have failed to perform its obligations under this Agreement in any material respect. The Certificate Paying Agent shall initially be [            ], and any co-paying agent chosen by the Certificate Paying Agent. [            ] shall be permitted to resign as Certificate Paying Agent upon thirty (30) days’ written notice to the Owner Trustee. If [            ] shall no longer be the Certificate Paying Agent, the Administrator shall appoint a successor to act as Certificate Paying Agent (which shall be a bank or a trust company). The Administrator shall cause such successor Certificate Paying Agent or any additional Certificate Paying Agent appointed by the Administrator to execute and deliver to the Owner Trustee a written agreement in which such successor Certificate Paying Agent or additional Certificate Paying Agent shall agree with the Owner Trustee that, as Certificate Paying Agent, such successor Certificate Paying Agent or additional Certificate Paying Agent shall hold all sums, if any, held by it for payment to the Certificateholders in trust for the benefit of the Certificateholders entitled thereto until such sums shall be paid to such Certificateholders. Subject to applicable laws, with respect to the escheat of funds, the Certificate Paying Agent shall return all funds that have remained unclaimed by a Certificateholder for two years to the Owner Trustee. Immediately upon its removal, a Certificate Paying Agent shall return all funds (including any unclaimed funds) in its possession to the Owner Trustee. The rights, protections and indemnities of the Owner Trustee under Article VII and Section 8.1 and 9.2 of this Agreement shall apply to the Owner Trustee also in its role as Certificate Paying Agent for so long as the Owner Trustee shall act as Certificate Paying Agent and, to the extent applicable, to any other paying agent appointed hereunder. Any reference in this Agreement to the Certificate Paying Agent shall include any co-paying agent unless the context requires otherwise.

ARTICLE IV

ACTIONS BY OWNER TRUSTEE

SECTION 4.1. Prior Notice to Certificateholder with Respect to Certain Matters. With respect to the following matters, unless the Indenture, the Sale Agreement or the Servicing Agreement, as applicable, provides that the consent of the Certificateholders shall not be required, the Owner Trustee shall not take action, on behalf of the Issuer or as Owner Trustee, unless at least 10 days before the taking of such action (or if 10 days’ advance notice is impracticable, as much advance notice as is practicable), the Owner Trustee shall have notified the Certificateholders in writing of the proposed action and the Certificateholders shall not have notified the Owner Trustee in writing that the Certificateholder has withheld consent or provided alternative direction:

(a) the appointment pursuant to the Indenture of a successor Indenture Trustee;

(b) the appointment pursuant to the Servicing Agreement of a successor Servicer; or

(c) the consent to the assignment by the Note Registrar or the Indenture Trustee of its obligations under the Indenture or this Agreement.

SECTION 4.2. Action by Certificateholder with Respect to Certain Matters. The Owner Trustee shall not have the power, except upon the direction of the Majority Certificateholders, to (a) except as expressly provided in the Transaction Documents, sell the Collateral after the termination of the Indenture in accordance with its terms, (b) remove the Administrator under the Administration Agreement pursuant to Section 8 thereof or (c) appoint a successor Administrator under the Administration Agreement pursuant to Section 8 thereof. The Owner Trustee shall take the actions referred to in the preceding sentence only upon written instructions signed by the Majority Certificateholders at the time of such action.

SECTION 4.3. Action by Certificateholder with Respect to Bankruptcy. The Owner Trustee shall not have the power to commence a voluntary Proceeding in bankruptcy relating to the Issuer until one year and one day after the Note Balance has been reduced to zero [and all amounts owed to the Swap Counterparty under the Transaction Documents have been paid], and without the prior written approval of the Majority Certificateholders and the delivery to the Owner Trustee by the Majority Certificateholders of a certificate certifying that such Certificateholders reasonably believe that the Issuer is insolvent.

SECTION 4.4. Restrictions on Certificateholder’s Power. No Certificateholder shall direct the Owner Trustee to take or refrain from taking any action if such action or inaction would be contrary to any obligation of the Issuer or the Owner Trustee under this Agreement or any of the Transaction Documents or would be contrary to Section 2.3, nor shall the Owner Trustee be obligated to follow any such direction, if given.

SECTION 4.5. Acts of Certificateholders; Majority Control. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Certificateholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Certificateholders in person or by agents duly appointed in writing; and except as herein otherwise expressly provided such action shall become effective when such instrument or instruments are delivered to the Owner Trustee, and, where it is hereby expressly required, to the Issuer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Certificateholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and (subject to Article VI) conclusive in favor of the Owner Trustee and the Issuer, if made in the manner provided in this Section.

(b) The fact and date of the execution by any person of any such instrument or writing may be proved in any manner that the Owner Trustee deems sufficient.

(c) The ownership of Certificates shall be proved by the Certificate Register.

(d) Any request, demand, authorization, direction, notice, consent, waiver or other action by any Certificateholder shall bind the Holder of every Certificate issued upon the registration thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Owner Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Certificate.

(e) Except as otherwise provided herein, to the extent that there is more than one Certificateholder, any action which may be taken or consent or instructions which may be given by the Certificateholder under this Agreement may be taken by the Majority Certificateholders at the time of such action.

ARTICLE V

APPLICATION OF TRUST FUNDS; CERTAIN DUTIES

SECTION 5.1. Application of Trust Funds. Deposits into the Certificate Distribution Account shall be made in accordance with the provisions of the Indenture and this Agreement. On each Payment Date, the Certificate Paying Agent shall withdraw from the Certificate Distribution Account and distribute to the Certificateholders, pro rata based on the Percentage Interest of each Certificateholder, all funds received in accordance with the provisions of the Indenture and this Agreement. Subject to the Lien of the Indenture, the Certificate Paying Agent shall promptly distribute to the Certificateholders all other amounts (if any) received by the Certificate Paying Agent on behalf of the Issuer in respect of the Trust Estate (pro rata based on the Percentage Interest of each such Certificateholder). After the termination of the Indenture in accordance with its terms, the Certificate Paying Agent shall distribute all amounts received (if any) by the Owner Trustee on behalf of the Issuer in respect of the Trust Estate in accordance with the provisions of this Agreement. If any withholding tax is imposed on any Issuer payment to, or is imposed on any allocable Issuer income of, a Certificateholder, such tax shall reduce the amount otherwise distributable to the Certificateholder in accordance with this Section 5.1; provided that the Owner Trustee shall not have an obligation to withhold any such amount if and for so long as the Depositor is the sole Certificateholder. The Owner Trustee is hereby authorized and directed to withhold from amounts otherwise allocable or distributable to the Certificateholders sufficient funds for the payment of any tax that is legally owed by the Issuer (but such authorization shall not prevent the Owner Trustee from contesting any such tax in appropriate proceedings and withholding payment of such tax, if permitted by law, pending the outcome of such proceedings). The amount of any withholding tax imposed with respect to a Certificateholder shall be treated as cash distributed to such Certificateholder at the time it is withheld by the Issuer and remitted to the appropriate taxing authority. If there is a possibility that withholding tax is payable with respect to a distribution or income allocation, the Owner Trustee may in its sole discretion withhold such amounts in accordance with this Section 5.1. If a Certificateholder wishes to apply for a refund of any such withholding tax, the Owner Trustee shall reasonably cooperate with such Certificateholder in making such claim so long as such Certificateholder agrees to reimburse the Owner Trustee for any out-of-pocket expenses incurred.

SECTION 5.2. Sarbanes-Oxley Act. Notwithstanding anything to the contrary herein or in any Transaction Document, the Owner Trustee shall not be required to execute, deliver or certify in accordance with the provisions of the Sarbanes-Oxley Act on behalf of the Issuer or any other Person, any periodic reports filed pursuant to the Exchange Act, or any other documents pursuant to the Sarbanes-Oxley Act.

SECTION 5.3. Signature on Returns. The Owner Trustee shall prepare (or cause to be prepared) and shall sign, on behalf of the Issuer, the Issuer’s tax returns, if any, unless applicable law requires a Certificateholder to sign such documents. In the event that the Issuer is required to be treated as a partnership for United States federal income tax purposes, the Certificateholder holding a majority of the Certificate Percentage Interest shall be designated the “tax matters partner” of the Issuer pursuant to Code section 6231(a)(7)(A) of the Code.

SECTION 5.4. Accounting and Reports to Certificateholders, the Internal Revenue Service and Others. The Owner Trustee shall (a) maintain (or cause to be maintained) the books of the Issuer on a calendar year basis and the accrual method of accounting, (b) deliver (or cause to be delivered) to each Certificateholder, as may be required by the Code and applicable Treasury Regulations, such information as may be required (including, if applicable, Schedule K-1) to enable each Certificateholder to prepare its federal and state income tax returns, (c) prepare (or cause to be prepared), file (or cause to be filed) such tax returns relating to the Issuer (including, if applicable, a trust return IRS Form 1041, reporting for widely held fixed investment trusts under Treasury Regulations Section 1.671-5, or a partnership information return, IRS Form 1065 if the Issuer is treated as a partnership for United States federal income tax purposes) and make such elections as from time to time may be required or appropriate under any applicable state or federal statute or any rule or regulation thereunder so as to maintain the Issuer’s tax characterization as described in Section 2.6 hereof, (d) cause applicable tax returns to be signed in the manner required by law and (e) collect or cause to be collected any withholding tax as described in and in accordance with Section 5.1 with respect to income or distributions to Certificateholders.

SECTION 5.5. Method of Payment. Subject to the Indenture, distributions required to be made to a Certificateholder on any Payment Date and all amounts received by the Issuer or the Owner Trustee on any other date that are payable to a Certificateholder pursuant to this Agreement or any other Transaction Document shall be made to such Certificateholder by wire transfer, in immediately available funds, to the account of such Certificateholder designated by such Certificateholder to the Owner Trustee in writing.

SECTION 5.6. Certificate Distribution Account. The Certificate Distribution Account shall be established pursuant to Section 8.2 of the Indenture. The Certificateholders shall possess all right, title and interest in and to all funds on deposit from time to time in the Certificate Distribution Account and all proceeds thereof. Except as otherwise provided herein or in the Indenture, the Certificate Distribution Account shall be under the sole dominion and control of the Certificate Paying Agent for the benefit of the Certificateholders. If, at any time, the Certificate Distribution Account ceases to be an Eligible Account, the Owner Trustee (or the Servicer on behalf of the Owner Trustee, if the Certificate Distribution Account is not then held by the Owner Trustee or an Affiliate thereof) shall within ten (10) Business Days establish a new Certificate Distribution Account as an Eligible Account and shall transfer any cash then on deposit in the Certificate Distribution Account to such new Certificate Distribution Account.

ARTICLE VI

AUTHORITY AND DUTIES OF OWNER TRUSTEE

SECTION 6.1. General Authority. The Owner Trustee is authorized and directed to execute and deliver on behalf of the Issuer (a) the Transaction Documents to which the Issuer is named as a party and (b) each certificate or other document attached as an exhibit to or contemplated by the Transaction Documents, which the Issuer or the Owner Trustee is required to execute or to which the Issuer or the Owner Trustee is named as a party, as applicable, and any amendment thereto, in each case, in such form as the Depositor shall approve, as evidenced conclusively by the Owner Trustee’s execution thereof, and at the written direction of the Depositor, to direct the Authenticating Agent to authenticate and deliver Class A-1 Notes in the aggregate principal amount of $[            ], Class A-2 Notes in the aggregate principal amount of $[            ], the Class A-3 Notes in the aggregate principal amount of $[            ], Class A-4[-A] Notes in the aggregate principal amount of $[            ] [,the Class A-4-B Notes in the aggregate principal amount of $[            ]] [and the Class B Notes in the aggregate principal amount of $[            ]]. In addition to the foregoing, the Owner Trustee is authorized, but shall not be obligated, to take all actions required of the Issuer pursuant to the Transaction Documents. The Owner Trustee is further authorized from time to time to take such action as the Depositor or a Majority of the Certificateholders recommends or directs in writing with respect to the Transaction Documents, except to the extent that this Agreement expressly requires the consent of each Certificateholder for such action.

SECTION 6.2. General Duties. It shall be the duty of the Owner Trustee to discharge (or cause to be discharged) all of its responsibilities pursuant to the terms of this Agreement and the other Transaction Documents and to administer the Issuer in the interest of the Certificateholder, subject to the Transaction Documents, and in accordance with the provisions of this Agreement. The Owner Trustee shall have no obligation to administer, service or collect the Receivables or to maintain, monitor or otherwise supervise the administration, servicing or collection of the Receivables. Notwithstanding the foregoing, the Owner Trustee shall be deemed to have discharged its duties and responsibilities hereunder and under the Transaction Documents to the extent the Administrator has agreed in the Administration Agreement to perform any act or to discharge any duty of the Issuer or the Owner Trustee hereunder or under any Transaction Document, and the Owner Trustee shall not be liable for the default or failure of the Administrator to carry out its obligations under the Administration Agreement and shall have no duty to monitor the performance of the Administrator or any other Person under the Administration Agreement or any other Transaction Document. For the avoidance of doubt, the Owner Trustee shall have no obligation to administer, service or collect the Receivables or to maintain, monitor or otherwise supervise the administration, servicing or collection of the Receivables. The Owner Trustee shall not be required to perform any of the obligations of the Issuer under any Transaction Document that are required to be performed by BANA, the Servicer, the Depositor, the Administrator or the Indenture Trustee.

SECTION 6.3. Action upon Instruction. (a) Subject to Article IV, and in accordance with the Transaction Documents, the Certificateholder may, by written instruction, direct the Owner Trustee in the management of the Issuer.

(b) Subject to Section 7.1, the Owner Trustee shall not be required to take any action hereunder or under any Transaction Document if the Owner Trustee shall have reasonably determined or been advised by counsel that such action is likely to result in liability on the part of the Owner Trustee or is contrary to the terms hereof or of any Transaction Document or is otherwise contrary to law.

(c) Whenever the Owner Trustee is unable to decide between alternative courses of action permitted or required by the terms of this Agreement or any Transaction Document or is unsure as to the application of any provision of this Agreement or any Transaction Document or any such provision is ambiguous as to its application, or is, or appears to be, in conflict with any other applicable provision, or in the event that this Agreement permits any determination by the Owner Trustee or is silent or is incomplete as to the course of action that the Owner Trustee is required to take with respect to a particular set of facts, the Owner Trustee shall promptly give notice (in such form as shall be appropriate under the circumstances) to the Certificateholders requesting written instruction as to the course of action to be adopted or application of such provision, and to the extent the Owner Trustee acts or refrains from acting in good faith in accordance with any written instruction of the Majority Certificateholders received, the Owner Trustee shall not be liable on account of such action or inaction to any Person. If the Owner Trustee shall not have received appropriate instruction within 10 days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action, not inconsistent with this Agreement or the Transaction Documents, as it shall deem to be in the best interests of the Certificateholders, and shall have no liability to any Person for such action or inaction.

SECTION 6.4. No Duties Except as Specified in this Agreement or in Instructions. The Owner Trustee shall not have any duty or obligation to manage, make any payment with respect to, register, record, sell, dispose of, or otherwise deal with the Trust Estate, or to otherwise take or refrain from taking any action under, or in connection with, any document contemplated hereby to which the Issuer or the Owner Trustee is a party, except as expressly provided by the terms of this Agreement or in any document or written instruction received by the Owner Trustee pursuant to Section 6.3; and no implied duties or obligations shall be read into this Agreement or any Transaction Document against the Owner Trustee. The Owner Trustee shall have no responsibility for filing any financing or continuation statement or amendment thereto in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or Lien granted by the Issuer or to prepare or file any Commission filing for the Issuer or to record this Agreement or any Transaction Document. [            ] nevertheless agrees that it will, at its own cost and expense, promptly take all action as may be necessary to discharge any Liens on any part of the Trust Estate that result from actions by, or claims against, [            ] that are not related to the ownership or the administration of the Trust Estate.

SECTION 6.5. No Action Except under Specified Documents or Instructions. The Owner Trustee shall not manage, control, use, sell, dispose of or otherwise deal with any part of the Trust Estate except (a) in accordance with the powers granted to and the authority conferred upon the Owner Trustee pursuant to this Agreement, (b) in accordance with the Transaction Documents and (c) in accordance with any document or instruction delivered to the Owner Trustee pursuant to Section 6.3.

SECTION 6.6. Restrictions. The Owner Trustee shall not take any action (a) that is inconsistent with the purposes of the Issuer set forth in Section 2.3 or (b) that, to the actual knowledge of a Responsible Officer of the Owner Trustee, would for United States federal income, state and local income and franchise tax purposes, (i) affect the treatment of the Notes as indebtedness, (ii) be deemed to cause a taxable exchange of the Notes or (iii) cause the Issuer or any portion thereof to be treated as an association or publicly traded partnership taxable as a corporation, [or cause the Issuer to be treated as other than a grantor trust of the type described in Treasury Regulation section 301.7701-4(c).] No Certificateholder shall direct the Owner Trustee to take action that would violate the provisions of this Section 6.6.

SECTION 6.7. Administrative Duties.

(a) The Owner Trustee shall prepare or shall cause the preparation by other appropriate Persons (and such preparation shall not be the responsibility of the Depositor, the Administrator, the Indenture Trustee or the Servicer) of all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Issuer to prepare, file or deliver pursuant to the Indenture with respect to the following matters under the Indenture, the Sale Agreement and the Servicing Agreement:

(i) upon request, the provision to the Servicer, of evidence of the assignment in trust for the benefit of the Issuer, as applicable, as may be reasonably necessary for such Person to participate in a legal Proceeding relating to or involving a Receivable or a Defaulted Receivable (Section 3.1 of the Servicing Agreement);

(ii) upon request, the furnishing to the Servicer any of powers of attorney and other documents and take any other steps which such Person may deem necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties under the Servicing Agreement (Section 3.1 of the Servicing Agreement);

(iii) upon actual knowledge thereof, notification to the Servicer of a breach of the covenants set forth in Section 3.2, 3.5 or 3.6 of the Servicing Agreement that materially and adversely affects the interest of the Noteholders (Section 3.7 of the Servicing Agreement); and

(iv) upon request, the provision of any information in the possession of the Owner Trustee reasonably requested by the Servicer, the Issuer, the Depositor or any of their Affiliates, in order to comply with or obtain more favorable treatment under any current or future law, rule, regulation, accounting rule or principle (Section 4.1(b) of the Sale Agreement).

(b) It is understood and agreed that the Owner Trustee shall be entitled to engage outside counsel, independent accountants and other experts to assist the Owner Trustee in connection with the performance of its duties set forth in Sections 5.4 and 6.7, including the preparation of all tax reports and returns, Opinions of Counsel and Independent Certificates and the Owner Trustee shall be reimbursed for the expenses of such counsel, accountants and experts in accordance with the priority set forth in Section 8.4 of the Indenture. The Owner Trustee shall not be obligated to engage any counsel, accountant or expert or perform any duty as required under Section 5.4 and this Section 6.7 for which reimbursement would exceed $1,000 until such amount has been paid to the Owner Trustee, if payment of such reimbursable amount is required of the Owner Trustee prior to the next Payment Date.

(c) The Depositor shall furnish to the Owner Trustee from time to time such additional information regarding the Issuer or the Transaction Documents as the Owner Trustee shall reasonably request.

(d) The Owner Trustee shall not be responsible for taking any action with respect to this Section 6.7 unless a Responsible Officer in the Corporate Trust Office of the Owner Trustee has actual knowledge or has received written notice of the need to take such action.

(e) The rights and protections afforded to the Owner Trustee pursuant to Articles VII and VIII of this Agreement shall also be afforded to the Owner Trustee with respect to the performance of its administrative duties under this Section 6.7.

(f) The Depositor shall prepare or shall cause the preparation by other appropriate Persons (and such preparation shall not be the responsibility of the Administrator, the Owner Trustee, the Indenture Trustee or the Servicer) of all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Issuer to prepare, file or deliver pursuant to the Indenture with respect to the following matters under the Indenture, the Sale Agreement and the Servicing Agreement:

(i) assistance in the obtaining and preserving of the Issuer’s qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of the Transaction Documents to which the Issuer is a party, the Notes, the Collateral and each other instrument and agreement included in the Trust Estate (Section 3.4 of the Indenture);

(ii) [assistance in the engagement of an agent of the Issuer for service of process in New York (including the execution by the Depositor of any documents necessary or advisable in connection therewith) (Section 4(b) of the Schedule to the Initial Interest Rate Swap Agreement);]

(iii) the preparation of all supplements and amendments to the Indenture, instruments of further assurance and other instruments and the taking of such other action as is necessary or advisable to protect the Trust Estate, including the preparation and filing of any financing statements, amendments thereto and continuation statements (Section 3.5 of the Indenture);

(iv) the delivery of the Opinion of Counsel on the Closing Date and the annual delivery of Opinions of Counsel as to the Trust Estate, and the annual delivery of the Officer’s Certificate and certain other statements as to compliance with the Indenture (Sections 3.6 and 3.9 of the Indenture);

(v) the monitoring of the Issuer’s obligations as to the satisfaction and discharge of the Indenture and the preparation of an Officer’s Certificate and the obtaining of an Opinion of Counsel and the Independent Certificate relating thereto (Section 4.1 of the Indenture);

(vi) the performance of any lawful action as the Indenture Trustee may request to compel or secure the performance and observance (1) by the Depositor of its obligations to the Issuer under or in connection with the Sale Agreement, (2) by the Servicer of the obligations to the Issuer under or in connection with the Servicing Agreement or (3) by the First Tier Purchaser or BANA, as applicable, of each of their of the obligations under or in connection with the First Purchase Agreement, (4) by the First Tier Purchaser or the Second Tier Purchaser, as applicable, of each of their obligations under or in connection with the Second Purchase Agreement, or (5) by the Second Tier Purchaser or the Depositor, as applicable of each of their obligations under or in connection with the Third Purchase Agreement, in each case, in accordance with the terms thereof, and to exercise any and all rights, remedies, powers and privileges lawfully available to the Issuer, if any, under or in connection with, the Servicing Agreement or the Transfer Agreements, in each case, in accordance with the terms thereof, and to exercise any and all rights, remedies, powers and privileges lawfully available to the Issuer under or in connection with the Sale Agreement, the Servicing Agreement, the First Purchase Agreement, the Second Purchase Agreement and the Third Purchase Agreement (Section 5.16 of the Indenture);

(vii) the preparation of any written instruments required to confirm more fully the authority of any co-trustee or separate trustee and any written instructions necessary in connection with the resignation or removal of any co-trustee or separate trustee (Sections 6.8 and 6.10 of the Indenture);

(viii) the preparation of an Issuer Order and Officer’s Certificate and the obtaining of an Opinion of Counsel and Independent Certificates and other documents, if necessary, for the release of the Collateral (Sections 2.9, 8.5, 8.6 10.1 and 11.1 of the Indenture);

(ix) the preparation of Issuer Order and the obtaining of Opinions of Counsel with respect to the execution of supplemental indentures and the mailing to the Noteholders of notices with respect to such supplemental indentures (Sections 9.1, 9.2 and 9.3 of the Indenture);

(x) the preparation and delivery of all Officer’s Certificates, Opinions of Counsel and Independent Certificates with respect to any requests by the Issuer to the Indenture Trustee to take any action under the Indenture (Section 11.1 of the Indenture);

(xi) the recording of the Indenture, if applicable (Section 11.16 of the Indenture);

(xii) preparation and filing of UCC continuation statements and amendments thereto and delivery of copies thereof (Section 3.4 of the First Purchase Agreement, the Second Purchase Agreement, the Third Purchase Agreement and the Sale Agreement and Section 3.5 of the Indenture);

(xiii) the filing in the proper filing offices and delivery to the Depositor of such financing statements and amendments thereto and continuation and other statements as may be required to preserve, maintain and protect the interest of the Issuer under the First Purchase Agreement, the Second Purchase Agreement, the Third Purchase Agreement and Sale Agreement in the Receivables (Section 3.4(a) of the First Purchase Agreement, the Second Purchase Agreement, the Third Purchase Agreement and the Sale Agreement); and

(xiv) the preparation, execution and delivery of such instruments as required to assign to the Servicer all of the Issuer’s right, title and interest in, to and under each Receivable which the Servicer has purchased pursuant to Section 3.7 of the Servicing Agreement (Section 3.7 of the Servicing Agreement).

SECTION 6.8. Relevant Trustee. Following the payment in full of principal and interest on the Notes, the Owner Trustee shall assume the role of Relevant Trustee for all purposes under the Transaction Documents and shall perform the obligations of the Relevant Trustee under the Indenture. In furtherance of the foregoing, Article 7, Article 8 and Article 12 of the Indenture are hereby incorporated by reference into this Agreement.

SECTION 6.9. Reporting. Upon receipt by the Owner Trustee from the Depositor of any reports or general loan data, the Owner Trustee will forward such reports in the form received to the Certificateholders. The Owner Trustee shall have no duty or obligations to review, verify or confirm the reports or any information contained therein, and shall have no liability in connection therewith.

ARTICLE VII

CONCERNING OWNER TRUSTEE

SECTION 7.1. Acceptance of Trusts and Duties. The Owner Trustee accepts the trusts hereby created and agrees to perform its duties hereunder with respect to such trusts but only upon the terms of this Agreement. The Owner Trustee also agrees to disburse all moneys actually received by it constituting part of the Trust Estate in accordance with terms of the Transaction Documents and this Agreement. The Owner Trustee shall not be personally liable or accountable hereunder or under any Transaction Document under any circumstances notwithstanding anything herein or in the Transaction Documents to the contrary, except (a) for its own willful misconduct, bad faith or gross negligence, (b) in the case of the inaccuracy of any representation or warranty contained in Section 7.3 expressly made by [            ] in its individual capacity, (c) for liabilities arising from the failure of [            ] to perform obligations expressly undertaken by it in the last sentence of Section 6.4 or (d) for taxes, fees or other charges on, based on or measured by, any fees, commissions or compensation received by the Owner Trustee. In particular, but not by way of limitation (and subject to the exemptions set forth in the preceding sentence):

(i) The Owner Trustee shall not be liable for any error of judgment made in good faith by any officer of the Owner Trustee.

(ii) Under no circumstances shall the Owner Trustee be personally liable hereunder for any indebtedness of the Issuer.

(iii) The Owner Trustee shall not be personally liable for the payment of any tax imposed on the Issuer or amounts that are includable in the federal gross income of the Certificateholder.

(iv) No provision of this Agreement shall require the Owner Trustee to expend or risk funds or otherwise incur any financial liability in the performance of any of the Owner Trustee’s duties or powers hereunder, if the Owner Trustee believes or is advised by its legal counsel that repayment of such funds or adequate indemnity against such risk or liability is not assured or provided to the Owner Trustee’s reasonable satisfaction.

(v) Under no circumstance shall the Owner Trustee be liable for any representation, warranty, covenant, or obligation or indebtedness of the Issuer hereunder or under the Transaction Documents or any other agreement, document or certificate contemplated by the foregoing.

(vi) The Owner Trustee shall not be liable with respect to any action taken or omitted to be taken by the Indenture Trustee or the Servicer and the Owner Trustee shall not be liable for performing or supervising the performance of any obligations or duties under this Agreement, the Sale Agreement, the Servicing Agreement or the Indenture, or under any other document contemplated hereby or thereby, which are to be performed by the Indenture Trustee, the Servicer or any other Person under such documents.

(vii) The Owner Trustee shall not be responsible for or in respect of the recitals herein, the validity or sufficiency of this Agreement, or for the due execution hereof by the Depositor or for the form, character, genuineness, sufficiency, value or validity of any of the Trust Estate or for or in respect of the validity or sufficiency of the Transaction Documents or any other document contemplated thereby to which the Owner Trustee is not a party.

(viii) Notwithstanding anything contained herein or in any of the Transaction Documents to the contrary, the Owner Trustee shall not be required to take any action in any jurisdiction other than in the State of Delaware if the taking of such action will (i) require the consent or approval or authorization or order of or the giving of notice to, or the registration with or taking of any action in respect of, any state or other Governmental Authority or agency of any jurisdiction other than the State of Delaware; (ii) result in any fee, tax or other governmental charge under the laws of any jurisdiction or any political subdivisions thereof in existence on the date hereof other than the State of Delaware becoming payable by the Owner Trustee; or (iii) subject the Owner Trustee to personal jurisdiction in any jurisdiction other than the State of Delaware for causes of action arising from acts unrelated to the consummation of the transactions by the Owner Trustee contemplated hereby.

(ix) The Owner Trustee shall not be liable with respect to any action taken or omitted to be taken by it in accordance with the instructions of the Certificateholder or the Servicer.

(x) The Owner Trustee shall be under no duty to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation under this Agreement or otherwise or in relation to this Agreement or any Transaction Document, at the request, order or written direction of the Certificateholder, unless such Certificateholder has offered to provide to the Owner Trustee, to the extent requested by the Owner Trustee, security or indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred by the Owner Trustee therein or thereby. The right of the Owner Trustee to perform any discretionary act enumerated in this Agreement or in any Transaction Document shall not be answerable for other than its gross negligence, bad faith or willful misconduct in the performance of any such act.

(xi) Notwithstanding anything to the contrary herein, all funds deposited with the Owner Trustee hereunder may be held in a non-interest bearing account and the Owner Trustee shall not be liable for any interest thereon or for any loss as a result of the investment thereof at the direction of the Certificateholder.

SECTION 7.2. Preservation of Information; Communications to Certificateholders. (a) The Owner Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Certificateholders received by the Owner Trustee in its capacity as the Certificate Registrar; provided, however, that so long as the Owner Trustee is the Certificate Registrar, no list separate from the Certificate Register shall be required to be preserved or maintained.

(b) The Certificateholders may communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates. Upon receipt by the Owner Trustee of any written request by three or more Certificateholders or by one or more Certificateholders holding in the aggregate more than 25% of the Percentage Interests to receive a copy of the most current list of Certificateholders together with a copy of the communication that the applicant proposes to send, the Owner Trustee shall distribute such list to the requesting Certificateholders; provided that the Owner Trustee may elect not to afford the requesting Certificateholders access to the list of Certificateholders if it agrees to mail the desired communication or proxy, on behalf of and at the expense of the requesting Certificateholders, to all Certificateholders.

SECTION 7.3. Statements to Certificateholders. (a) The Owner Trustee shall promptly give notice to each Certificateholder of any change in the Indenture Trustee’s website pursuant to which the Relevant Trustee’s Certificate is made available of which it has been provided notice pursuant to Section 7.4(c) of the Indenture.

(b) To the extent the Owner Trustee has assumed the role of Relevant Trustee pursuant to the terms of Section 6.8, the Owner Trustee may make all reports or notices required to be provided by the Owner Trustee under Section 7.4 of the Indenture available via its web-based collaborative internet workspace known as an “eRoom”; provided, however, that the Owner Trustee shall, if requested by the Administrator, deliver any such reports or notices in writing to the Administrator. Any information that is disseminated in accordance with the provisions of this Section 7.3 shall not be required to be disseminated in any other form or manner. The Owner Trustee will make no representations or warranties as to the accuracy or completeness of such documents and will assume no responsibility therefor.

(c) The Owner Trustee’s eRoom website shall be initially located at [            ] or at such other address as shall be specified by the Owner Trustee from time to time in writing to the Certificateholders, the Servicer, the Issuer or any Paying Agent. In connection with providing access to the Owner Trustee’s eRoom, the Owner Trustee may require registration and the acceptance of a disclaimer. The Owner Trustee shall not be liable for the dissemination of information in accordance with this Agreement. The Owner Trustee shall notify Certificateholders in writing of any changes in the address or means of access to the eRoom where the reports are accessible. Assistance in access to the eRoom can be obtained by calling the Owner Trustee’s customer service desk at [            ].

SECTION 7.4. Notice of Events of Default. The Owner Trustee shall promptly give notice to each Certificateholder of any Default or Event of Default of which it has been provided notice pursuant to Section 6.5 of the Indenture.

SECTION 7.5. Representations and Warranties. [            ] hereby represents and warrants to the Depositor for the benefit of the Certificateholder, that:

(a) It is a [            ] duly incorporated and validly existing in good standing under the laws of [            ] and having an office within the State of [            ]. It has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement.

(b) It has taken all corporate action necessary to authorize the execution and delivery by it of this Agreement, and this Agreement will be executed and delivered by one of its officers who is duly authorized to execute and deliver this Agreement on its behalf.

(c) This Agreement constitutes a legal, valid and binding obligation of the Owner Trustee, enforceable against the Owner Trustee in accordance with its terms, subject, as to enforceability, to applicable bankruptcy, insolvency, reorganization, conservatorship, receivership, liquidation and other similar laws affecting enforcement of the rights of creditors of banks generally and to equitable limitations on the availability of specific remedies.

(d) Neither the execution nor the delivery by it of this Agreement, nor the consummation by it of the transactions contemplated hereby nor compliance by it with any of the terms or provisions hereof will contravene any federal or Delaware law, governmental rule or regulation governing the banking or trust powers of the Owner Trustee or any judgment or order binding on it, or constitute any default under its charter documents or by-laws.

SECTION 7.6. Reliance; Advice of Counsel. (a) The Owner Trustee shall incur no personal liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper believed by it to be genuine and believed by it to be signed by the proper party or parties. The Owner Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the method of the determination of which is not specifically prescribed herein, the Owner Trustee may for all purposes hereof rely on a certificate, signed by the president or any vice president or by the treasurer, secretary or other Authorized Officers (or Responsible Officer with respect to the

Indenture Trustee) of the relevant party, as to such fact or matter, and such certificate shall constitute full protection to the Owner Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon.

(b) In the exercise or administration of the trusts hereunder and in the performance of its duties and obligations under this Agreement or the Transaction Documents, the Owner Trustee (i) may act directly or, through its agents or attorneys pursuant to agreements entered into with any of them, but the Owner Trustee shall not be personally liable for the conduct or misconduct of such agents, custodians, nominees (including persons acting under a power of attorney) or attorneys selected with reasonable care and (ii) may consult with counsel, accountants and other skilled persons knowledgeable in the relevant area to be selected with reasonable care and employed by it at the expense of the Issuer. The Owner Trustee shall not be personally liable for anything done, suffered or omitted in good faith by it in accordance with the written opinion or advice of any such counsel, accountants or other such persons.

SECTION 7.7. Not Acting in Individual Capacity. Except as provided in this Article VII, in accepting the trusts hereby created, [            ] acts solely as the Owner Trustee hereunder and not in its individual capacity and all Persons having any claim against the Owner Trustee by reason of the transactions contemplated by this Agreement or any Transaction Document shall look only to the Trust Estate for payment or satisfaction thereof.

SECTION 7.8. The Owner Trustee May Own Notes. The Owner Trustee in its individual or any other capacity may become the owner or pledgee of Notes. The Owner Trustee may deal with the Depositor, the Underwriters, the Indenture Trustee, the Administrator and their respective Affiliates in banking transactions with the same rights as it would have if it were not the Owner Trustee, and the Depositor, the Underwriters, the Indenture Trustee, the Administrator and their respective Affiliates may maintain normal commercial banking relationships with the Owner Trustee and its Affiliates.

SECTION 7.9. Rule 144A Information. At any time when the Issuer is not subject to Section 13 or 15(d) of the Securities Exchange Act and is not exempt from reporting pursuant to Rule 12g3-2(b) under the Securities Exchange Act, upon the request of a Certificateholder, the Depositor shall promptly furnish or cause to be furnished Rule 144A Information (as defined below) to such Certificateholder, to a prospective purchaser of such Certificate designated by such Certificateholder or to the Owner Trustee for delivery to such Certificateholder or a prospective purchaser designated by such Certificateholder, as the case may be, in order to permit compliance by such Certificateholder and the Issuer with Rule 144A in connection with the resale of such Certificate by such Certificateholder. “Rule 144A Information” shall be such information as is specified pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision thereto).

ARTICLE VIII

COMPENSATION AND INDEMNIFICATION OF OWNER TRUSTEE

SECTION 8.1. Owner Trustee’s Fees and Expenses. The Depositor shall cause the Servicer to pay to the Owner Trustee and the Certificate Paying Agent from time to time compensation for all services rendered by the Owner Trustee and the Certificate Paying Agent under this Agreement pursuant to a fee letter between the Servicer and the Owner Trustee, and the Owner Trustee and the Certificate Paying Agent shall be reimbursed for its other reasonable expenses hereunder, including the reasonable compensation, expenses and disbursements of such agents, representatives, experts and counsel as the Owner Trustee and the Certificate Paying Agent may employ in connection with the exercise and performance of its rights and its duties hereunder, by the Servicer (or, to the extent not paid by the Servicer, the Issuer shall pay such amounts in the priority set forth in Sections 5.4(b) and 8.4(a) of the Indenture, as applicable).

SECTION 8.2. Indemnification. The Depositor shall cause the Servicer to agree to indemnify each of the Owner Trustee and the Certificate Paying Agent and its respective successors, assigns, agents and servants (collectively, the “Indemnified Parties”) from and against, any and all liabilities, obligations, losses, damages, taxes, claims, actions and suits, and any and all reasonable costs, expenses and disbursements (including reasonable legal fees and expenses) of any kind and nature whatsoever (collectively, “Expenses”) which may at any time be imposed on, incurred by, or asserted against the Owner Trustee, or any Indemnified Party in any way relating to or arising out of this Agreement, the Transaction Documents, the Trust Estate, the administration of the Trust Estate or the action or inaction of the Owner Trustee hereunder, except only that neither the Depositor nor the Servicer shall be liable for or required to indemnify an Indemnified Party from or against Expenses arising or resulting from (i) the willful misconduct, gross negligence or bad faith of the Owner Trustee, (ii) the inaccuracy of any representation or warranty made by the Owner Trustee in Section 7.3, (iii) liabilities arising from the failure of the Owner Trustee to perform obligations expressly undertaken by it in the last sentence of Section 6.4 or (iv) taxes, fees or other charges on, based on or measured by, any fees, commissions or compensation received by the Owner Trustee. To the extent not paid by the Servicer, such indemnification shall be paid by the Issuer in accordance with Sections 5.4(b) and 8.4(a) of the Indenture, as applicable. The indemnities contained in this Section shall survive the resignation or termination of the Owner Trustee or the termination of this Agreement. In the event of any claim, action or Proceeding for which indemnity will be sought pursuant to this Section, the Indemnified Party’s choice of legal counsel shall be subject to the approval of the Issuer, which approval shall not be unreasonably withheld. When the Owner Trustee incurs expenses after the occurrence of an Event of Default under Sections 5.1(e) of the Indenture, the expenses are intended to constitute expenses of administration under the Bankruptcy Code or any applicable federal or state bankruptcy, insolvency or similar law.

SECTION 8.3. Payments to the Owner Trustee. Any amounts paid to the Owner Trustee pursuant to this Article VIII and the Sale Agreement shall be deemed not to be a part of the Trust Estate immediately after such payment.

ARTICLE IX

TERMINATION OF TRUST AGREEMENT

SECTION 9.1. Termination of Trust Agreement. The Issuer shall wind-up, liquidate and dissolve, and this Agreement (other than Article VIII) shall terminate, upon the final distribution by the Owner Trustee of all moneys or other property or proceeds of the Trust Estate in accordance with the terms of the Indenture and Article V. The bankruptcy, liquidation, dissolution, death or incapacity of the Certificateholder shall not (x) operate to terminate this Agreement or the Issuer, nor (y) entitle the Certificateholder’s legal representatives or heirs to claim an accounting or to take any action or Proceeding in any court for a partition or winding up of all or any part of the Issuer or Trust Estate nor (z) otherwise affect the rights, obligations and liabilities of the parties hereto.

SECTION 9.2. Dissolution of the Issuer. Upon dissolution of the Issuer, the Owner Trustee, acting at the written direction of the Administrator, shall wind up the business and affairs of the Issuer as required by Section 3808 of the Statutory Trust Act. Upon the satisfaction and discharge of the Indenture, and receipt of a certificate from the Indenture Trustee stating that all Noteholders have been paid in full and that the Indenture Trustee is aware of no claims remaining against the Issuer in respect of the Indenture and the Notes, the Owner Trustee, in the absence of actual knowledge of any other claim against the Issuer and at the written direction of the Certificateholders, shall be deemed to have made reasonable provision to pay all claims and obligations (including conditional, contingent or unmatured obligations) for purposes of Section 3808(e) of the Statutory Trust Act and shall cause the Certificate of Trust to be cancelled by filing a certificate of cancellation with the Delaware Secretary of State in accordance with the provisions of Section 3810 of the Statutory Trust Act, at which time the Issuer shall terminate and this Agreement (other than Article VIII) shall be of no further force or effect.

SECTION 9.3. Limitations on Termination. Except as provided in Section 9.1, neither the Depositor nor the Certificateholder shall be entitled to revoke or terminate the Issuer.

ARTICLE X

SUCCESSOR OWNER TRUSTEES AND ADDITIONAL OWNER TRUSTEES

SECTION 10.1. Eligibility Requirements for the Owner Trustee. The Owner Trustee shall at all times be a bank (i) authorized to exercise corporate trust powers, (ii) having a combined capital and surplus of at least $50,000,000 and (iii) subject to supervision or examination by Federal or state authorities. If such bank shall publish reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. The Owner Trustee shall at all times be an institution satisfying the provisions of Section 3807(a) of the Statutory Trust Act. In case at any time the Owner Trustee shall cease to be eligible in accordance with the provisions of this Section, the Owner Trustee shall resign immediately in the manner and with the effect specified in Section 10.2.

SECTION 10.2. Resignation or Removal of the Owner Trustee. The Owner Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Depositor, the Servicer, the Administrator, the Indenture Trustee and the Certificateholders. Upon receiving such notice of resignation, the Depositor shall promptly appoint a successor Owner Trustee which satisfies the eligibility requirements set forth in Section 10.1 by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Owner Trustee and one copy to the successor Owner Trustee. If no successor Owner Trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Owner Trustee may petition any court of competent jurisdiction for the appointment of a successor Owner Trustee; provided, however, that such right to appoint or to petition for the appointment of any such successor shall in no event relieve the resigning Owner Trustee from any obligations otherwise imposed on it under the Transaction Documents until such successor has in fact assumed such appointment.

If at any time the Owner Trustee shall cease to be eligible in accordance with the provisions of Section 10.1 and shall fail to resign after written request therefor by the Depositor or if at any time the Owner Trustee shall be legally unable to act, or shall be adjudged bankrupt or insolvent, or a receiver of the Owner Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Owner Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Depositor may remove the Owner Trustee. If the Depositor shall remove the Owner Trustee under the authority of the immediately preceding sentence, the Depositor or Administrator shall promptly appoint a successor Owner Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the outgoing Owner Trustee so removed and one copy to the successor Owner Trustee and shall pay all fees owed to the outgoing Owner Trustee.

Any resignation or removal of the Owner Trustee and appointment of a successor Owner Trustee pursuant to any of the provisions of this Section shall not become effective until acceptance of appointment by the successor Owner Trustee pursuant to Section 10.3 and payment of all fees and expenses owed to the outgoing Owner Trustee. The Depositor shall provide (or shall cause to be provided) notice of such resignation or removal of the Owner Trustee to the Issuer.

SECTION 10.3. Successor Owner Trustee. Any successor Owner Trustee appointed pursuant to Section 10.2 shall execute, acknowledge and deliver to the Depositor and the Administrator and to its predecessor Owner Trustee an instrument accepting such appointment under this Agreement, and thereupon the resignation or removal of the predecessor Owner Trustee shall become effective and such successor Owner Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor under this Agreement, with like effect as if originally named as the Owner Trustee. The predecessor Owner Trustee shall upon payment of its fees and expenses deliver to the successor Owner Trustee all documents and statements and monies held by it under this Agreement; and the Depositor and the predecessor Owner Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Owner Trustee all such rights, powers, duties and obligations.

No successor Owner Trustee shall accept appointment as provided in this Section unless at the time of such acceptance such successor Owner Trustee shall be eligible pursuant to Section 10.1.

Upon acceptance of appointment by a successor Owner Trustee pursuant to this Section, the Depositor shall mail (or shall cause to be mailed) notice of the successor of such Owner Trustee to the Certificateholders, Indenture Trustee, the Servicer, the Noteholders and the Issuer. If the Depositor shall fail to mail (or cause to be mailed) such notice within 10 days after acceptance of appointment by the successor Owner Trustee, the successor Owner Trustee shall cause such notice to be mailed at the expense of the Depositor.

Any successor Owner Trustee appointed pursuant to this Section 10.3 shall promptly file an amendment to the Certificate of Trust with the Secretary of State identifying the name and principal place of business of such successor Owner Trustee in the State of Delaware.

SECTION 10.4. Merger or Consolidation of the Owner Trustee. Any corporation into which the Owner Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Owner Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Owner Trustee, shall, without the execution or filing of any instrument or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding, be the successor of the Owner Trustee hereunder; provided that such corporation shall be eligible pursuant to Section 10.1; and provided further that the Owner Trustee shall file an amendment to the Certificate of Trust of the Issuer, if required by applicable law, and mail notice of such merger or consolidation to the Depositor and the Administrator.

SECTION 10.5. Appointment of Co-Trustee or Separate Trustee. Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Estate may at the time be located, the Depositor and the Owner Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Owner Trustee to act as co-trustee, jointly with the Owner Trustee, or separate trustee or separate trustees, of all or any part of the Trust Estate, and to vest in such Person, in such capacity, such title to the Issuer, or any part thereof, and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Depositor and the Owner Trustee may consider necessary or desirable. If the Depositor shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, the Owner Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee under this Agreement shall be required to meet the terms of eligibility as a successor trustee pursuant to Section 10.1 and no notice of the appointment of any co-trustee or separate trustee shall be required pursuant to Section 10.3.

Each separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(i) all rights, powers, duties and obligations conferred or imposed upon the Owner Trustee shall be conferred upon and exercised or performed by the Owner Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Owner Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the Owner Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Issuer or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Owner Trustee;

(ii) no trustee under this Agreement shall be personally liable by reason of any act or omission of any other trustee under this Agreement; and

(iii) the Depositor and the Owner Trustee acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee.

Any notice, request or other writing given to the Owner Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Owner Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Owner Trustee. Each such instrument shall be filed with the Owner Trustee and copies thereof given to the Depositor and the Administrator.

Any separate trustee or co-trustee may at any time appoint the Owner Trustee, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Owner Trustee, to the extent permitted by law, without the appointment of a new or successor trustee. The Owner Trustee shall have no obligation to determine whether a co-trustee or separate trustee is legally required in any jurisdiction in which any part of the Trust Estate may be located.

ARTICLE XI

MISCELLANEOUS

SECTION 11.1. Amendments.

(a) Any term or provision of this Agreement may be amended by the Depositor and the Owner Trustee without the consent of the Indenture Trustee, any Noteholder, the Issuer, the Servicer, the First Tier Purchaser, the Second Tier Purchaser or any other Person subject to subsections (d) and (e) of this Section 11.1; provided that (i) such amendment shall not, as evidenced by an Officer’s Certificate of the Depositor or an Opinion of Counsel delivered to the Indenture Trustee and the Owner Trustee materially and adversely affect the interests of the Noteholders or (ii) the Rating Agency Condition shall have been satisfied with respect to such amendment; provided further, that in the case of any amendment pursuant to this Section 11.1(a), such amendment shall not, for United States federal income tax purposes, as evidenced by an Opinion of Counsel, (i) affect the treatment of the Notes as indebtedness, (ii) be deemed to cause a taxable exchange of the Notes or (iii) cause the Issuer (or any part thereof) to be treated as an association or publicly traded partnership taxable as a corporation [or cause the Issuer to be treated as other than a grantor trust of the type described in Treasury Regulation section 301.7701-4(c).]

(b) Subject to subsections (d) and (e) of this Section 11.1, this Agreement may also be amended from time to time by the Depositor and the Owner Trustee, with the consent of (i) the Holders of Notes evidencing not less than a majority of the Outstanding Note Balance of the Controlling Class and (ii) the Majority Certificateholders, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders or the Certificateholders; provided, however, that no such amendment shall (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, or change the allocation or priority of, collections of payments on Receivables or distributions that are required to be made for the benefit of the Noteholders or the Certificateholders, or (ii) reduce the aforesaid percentage of the principal amount of the Notes Outstanding or the Certificate Percentage Interest required to consent to any such amendment, without the consent of all the Noteholders and Certificateholders affected thereby; and provided further, that an Opinion of Counsel shall be furnished to the Indenture Trustee and the Owner Trustee to the effect that such amendment (A) will not materially adversely affect the United States federal income taxation of any outstanding Note or Certificate and (B) for United States federal income tax purposes, will not cause the Issuer to be treated as an association (or a publicly traded partnership) taxable as a corporation[, or cause the Issuer to be treated as other than a grantor trust of the type described in Treasury Regulation section 301.7701-4(c).] It will not be necessary to obtain the consent of the Noteholders to approve the particular form of any proposed amendment or consent, but it will be sufficient if such consent approves the substance thereof. The manner of obtaining such consents (and any other consents of Noteholders provided for in this Agreement) and of evidencing the authorization of the execution thereof by Noteholders and Certificateholders will be subject to such reasonable requirements as the Indenture Trustee and Owner Trustee may prescribe, including the establishment of record dates pursuant to the Note Depository Agreement.

(c) Prior to the execution of any amendment to this Agreement, the Depositor shall provide written notification of the substance of such amendment to the Administrator; and promptly after the execution of any such amendment or consent, the Depositor shall furnish a copy of such amendment or consent to the Administrator and the Indenture Trustee.

(d) Prior to the execution of any amendment to this Agreement, the Owner Trustee shall be entitled to receive and conclusively rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement and that all conditions precedent to the execution and delivery of such amendment have been satisfied. The Owner Trustee and the Indenture Trustee may, but shall not be obligated to, enter into any such amendment which adversely affects the Owner Trustee’s or the Indenture Trustee’s, as applicable, own rights, duties or immunities under this Agreement. Furthermore, notwithstanding anything to the contrary herein, this Agreement may not be amended in any way that would materially and adversely affect the Owner’s Trustee’s, Indenture Trustee’s or Administrator’s rights, privileges, indemnities, duties or obligations under this Agreement, the Transaction Documents or otherwise without the prior written consent of such party.

(e) [Notwithstanding subsections (a) and (b) of this Section 11.1, this Agreement may only be amended by the Depositor and the Owner Trustee if (i) the Majority Certificateholders or all of the Certificateholders, as the case may be, consent to such amendment or (ii) such amendment shall not, as evidenced by an Officer’s Certificate of the Depositor or an Opinion of Counsel delivered to the Indenture Trustee and the Owner Trustee, materially and adversely affect the interests of the Certificateholders. It will not be necessary to obtain the consent of the Certificateholders to approve the particular form of any proposed amendment or consent, but it will be sufficient if such consent approves the substance thereof.]

SECTION 11.2. No Legal Title to Trust Estate in Certificateholder. The Certificateholder shall not have legal title to any part of the Trust Estate. The Certificateholder shall be entitled to receive distributions with respect to its undivided Percentage Interest therein only in accordance with Articles V and IX. No transfer, by operation of law or otherwise, of any right, title or interest of the Certificateholder to and in its ownership interest in the Trust Estate shall operate to terminate this Agreement or the trusts hereunder or entitle any transferee to an accounting or to the transfer to it of legal title to any part of the Trust Estate.

SECTION 11.3. Limitations on Rights of Others. The provisions of this Agreement are solely for the benefit of the Owner Trustee, the Depositor, the Certificateholder and, to the extent expressly provided herein, the Indenture Trustee (on behalf of the Secured Parties) and the Noteholders, and nothing in this Agreement, whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the Trust Estate or under or in respect of this Agreement or any covenants, conditions or provisions contained herein. [All of the rights of the Swap Counterparty in, to and under this Agreement (including, but not limited to, all of the Swap Counterparty’s rights as a third party beneficiary of this Agreement and all of the Swap Counterparty’s rights to receive notice of any action hereunder and to give or withhold consent to any action hereunder) shall terminate upon the termination of the Interest Rate Swap Agreement in accordance with the terms thereof and the payment in full of all amounts owing to the Swap Counterparty under such Interest Rate Swap Agreement.]

SECTION 11.4. Notices. (a) Unless otherwise expressly specified or permitted by the terms hereof, all notices shall be in writing and shall be deemed given by telecopy with receipt acknowledged by the recipient thereof or upon receipt personally delivered, delivered by overnight courier or mailed certified mail, return receipt requested or via facsimile, electronic mail or any other electronic communication, if to the Owner Trustee, addressed as specified on Schedule I to the Sale Agreement; or, as to each party, at such other address as shall be designated by such party in a written notice to each other party.

(b) Any notice required or permitted to be given to a Certificateholder shall be given by first-class mail, postage prepaid, at the address of such Certificateholder as shall be designated by such party in a written notice to each other party. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice and, with respect to delivery via electronic mail, upon confirmation from the recipient that such notice has been received.

SECTION 11.5. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 11.6. Separate Counterparts. This Agreement may be executed by the parties hereto in separate counterparts (including by way of electronic or facsimile transmission), each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

SECTION 11.7. Successors and Assigns. All covenants and agreements contained herein shall be binding upon, and inure to the benefit of, the Depositor, the Owner Trustee and its successors and the Certificateholder and its successors and permitted assigns, all as herein provided. Any request, notice, direction, consent, waiver or other instrument or action by the Certificateholder shall bind the successors and assigns of the Certificateholder.

SECTION 11.8. No Petition.

(a) To the fullest extent permitted by applicable law, each of the Owner Trustee (in its individual capacity and as the Owner Trustee), by entering into this Agreement, the Depositor, the Certificateholders, by accepting the Certificates, and the Indenture Trustee and each Noteholder or Note Owner by accepting the benefits of this Agreement, hereby covenants and agrees that prior to the date which is one year and one day after payment in full of all obligations of each Bankruptcy Remote Party in respect of all securities issued by the Bankruptcy Remote Parties (i) such party shall not authorize any Bankruptcy Remote Party to commence a voluntary winding-up or other voluntary case or other Proceeding seeking liquidation, reorganization or other relief with respect to such Bankruptcy Remote Party or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect in any jurisdiction or seeking the appointment of an administrator, a trustee, receiver, liquidator, custodian or other similar official with respect to such Bankruptcy Remote Party or any substantial part of its property or to consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other Proceeding commenced against such Bankruptcy Remote Party, or to make a general assignment for the benefit of, its creditors generally, any party hereto or any other creditor of such Bankruptcy Remote Party, and (ii) such party shall not commence, join or institute against, with any other

Person, any Proceeding against such Bankruptcy Remote Party under any bankruptcy, reorganization, arrangement, liquidation or insolvency law or statute now or hereafter in effect in any jurisdiction; provided, that, notwithstanding the foregoing, Bankruptcy Remote Party shall not be prohibited from filing a voluntary bankruptcy petition to the extent such Bankruptcy Remote Party obtains the necessary vote for filing a voluntary bankruptcy petition as required by the organizational documents of such Bankruptcy Remote Party. Without limiting the foregoing, in no event shall the Owner Trustee authorize, institute or join in any bankruptcy or similar Proceeding described in the preceding sentence other than in accordance with Section 4.3.

(b) The Depositor’s obligations under this Agreement are obligations solely of the Depositor and will not constitute a claim against the Depositor to the extent that the Depositor does not have funds sufficient to make payment of such obligations. In furtherance of and not in derogation of the foregoing, each of the Owner Trustee (in its individual capacity and as the Owner Trustee), by entering into or accepting this agreement, each Certificateholder, by accepting a Certificate, and the Indenture Trustee and each Noteholder or Note Owner, by accepting the benefits of this Agreement, hereby acknowledges and agrees that such Person has no right, title or interest in or to the Other Assets of the Depositor. To the extent that, notwithstanding the agreements and provisions contained in the preceding sentence, each of the Owner Trustee, the Indenture Trustee, each Noteholder or Note Owner and the Certificateholders either (i) asserts an interest or claim to, or benefit from, Other Assets, or (ii) is deemed to have any such interest, claim to, or benefit in or from Other Assets, whether by operation of law, legal process, pursuant to applicable provisions of insolvency laws or otherwise (including by virtue of Section 1111(b) of the Bankruptcy Code or any successor provision having similar effect under the Bankruptcy Code), then such Person further acknowledges and agrees that any such interest, claim or benefit in or from Other Assets is and will be expressly subordinated to the indefeasible payment in full, which, under the terms of the relevant documents relating to the securitization or conveyance of such Other Assets, are entitled to be paid from, entitled to the benefits of, or otherwise secured by such Other Assets (whether or not any such entitlement or security interest is legally perfected or otherwise entitled to a priority of distributions or application under applicable law, including insolvency laws, and whether or not asserted against the Depositor), including the payment of post-petition interest on such other obligations and liabilities. This subordination agreement will be deemed a subordination agreement within the meaning of Section 510(a) of the Bankruptcy Code. Each of the Owner Trustee (in its individual capacity and as the Owner Trustee), by entering into or accepting this Agreement, each Certificateholder, by accepting a Certificate, and the Indenture Trustee and each Noteholder or Note Owner, by accepting the benefits of this Agreement, hereby further acknowledges and agrees that no adequate remedy at law exists for a breach of this Section and the terms of this Section may be enforced by an action for specific performance. The provisions of this Section will be for the third party benefit of those entitled to rely thereon and will survive the termination of this Agreement.

SECTION 11.9. Information Request. Owner Trustee shall provide any information in its possession reasonably requested by the Servicer, the Issuer, the Depositor, the Certificateholder or any of their Affiliates, in order to comply with or obtain more favorable treatment under any current or future law, rule, regulation, accounting rule or principle.

SECTION 11.10. Headings. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

SECTION 11.11. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

SECTION 11.12. Waiver of Jury Trial. To the extent permitted by applicable law, each party hereto irrevocably waives all right of trial by jury in any action, proceeding or counterclaim based on, or arising out of, under or in connection with this Agreement, any other Transaction Document, or any matter arising hereunder or thereunder.

SECTION 11.13. Form 10-D and Form 10-K Filings. So long as the Depositor is filing Exchange Act Reports with respect to the Issuer (i) no later than each Payment Date, the Owner Trustee shall notify the Depositor of any Form 10-D Disclosure Item with respect to the Owner Trustee, together with a description of any such Form 10-D Disclosure Item in form and substance reasonably acceptable to the Depositor and (ii) no later than March 15 of each calendar year, commencing March 15, 20[ ], the Owner Trustee shall notify the Depositor in writing of any affiliations or relationships between the Owner Trustee and any Item 1119 Party; provided, that no such notification need by made if the affiliations or relationships are unchanged from those provided in the notification in the prior calendar year.

SECTION 11.14. Form 8-K Filings. So long as the Depositor is filing Exchange Act Reports with respect to the Issuer, the Owner Trustee shall promptly notify the Depositor, but in no event later than five (5) Business Days after its occurrence, of any Reportable Event of which a Responsible Officer of the Owner Trustee has actual knowledge (other than a Reportable Event described in clause (a) or (b) of the definition thereof as to which the Depositor or the Servicer has actual knowledge). The Owner Trustee shall be deemed to have actual knowledge of any such event to the extent that it relates to the Owner Trustee in its individual capacity or any action by the Owner Trustee under this Agreement.

SECTION 11.15. Information to Be Provided by the Owner Trustee. The Owner Trustee shall provide the Depositor and the Servicer (each, a “Transaction Party” and, collectively, the “Transaction Parties”) with notification, as soon as practicable and in any event within five Business Days, of all demands communicated to a Responsible Officer of the Owner Trustee for the repurchase or replacement of any Receivable pursuant to Section 3.7 of the Servicing Agreement or Section 3.3 of the Sale Agreement, the First Tier Purchase Agreement, the Second Tier Purchase Agreement or the Third Tier Purchase Agreement, as applicable, in substantially the form of Exhibit C hereto, in order to assist the Transaction Parties to facilitate compliance by the Transaction Parties with Rule 15Ga-1 under the Exchange Act, and Items 1104(e) and 1121(c) of Regulation AB. The Owner Trustee’s reporting is limited to information delivered to

a Responsible Officer of the Owner Trustee in such capacity and not in any other capacity. In no event will [            ] (individually or as Owner Trustee) be deemed to be a “securitizer” as defined in Section 15Ga-1 under the Exchange Act, nor shall it have any responsibility (other than [            ] obligation to deliver any notification as required by this Section 11.15) or liability in connection with (i) the compliance by any person who is a “securitizer”, or any other person under applicable rules and regulations or (ii) any filing required to be made by a “securitizer” under the Exchange Act or Regulation AB in connection with the information provided hereunder. Except as expressly set forth herein, the Owner Trustee shall have no duty or obligation to undertake any investigation or inquiry related to repurchase demand activity or otherwise to assume any additional duties or responsibilities in respect of the Trust, and no such additional obligations or duties are implied under this Agreement.

SECTION 11.16. Indemnification. (a) [            ] shall indemnify the Depositor, each Affiliate of the Depositor or each Person who controls any of such parties (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) and the respective present and former directors, officers, employees and agents of each of the foregoing, and shall hold each of them harmless from and against any losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments, and any other costs, fees and expenses that any of them may sustain arising out of or based upon:

(i) (A) any untrue statement of a material fact contained in any information provided in writing by [            ] to the Depositor under Sections 11.13, 11.14 or 11.15 (such information, the “Provided Information”), or (B) the omission to state in the Provided Information a material fact required to be stated in the Provided Information, or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, by way of clarification, that clause (B) of this paragraph shall be construed solely by reference to the related information and not to any other information communicated in connection with a sale or purchase of securities, without regard to whether the Provided Information or any portion thereof is presented together with or separately from such other information; or

(ii) any failure by [            ] to deliver any information, report, or other material when and as required under Sections 11.13, 11.14 or 11.15.

(b) In the case of any failure of performance described in clause (a)(ii) of this Section, [            ] shall promptly reimburse the Depositor for all costs reasonably incurred in order to obtain the information, report or other material not delivered as required by [            ].

(c) Notwithstanding anything to the contrary contained herein, in no event shall [            ] be liable under this Section 11.16 for special, indirect or consequential damages of any kind whatsoever, including but not limited to lost profits, even if [            ] has been advised of the likelihood of such loss or damage and regardless of the form of action.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Trust Agreement to be duly executed by their respective officers hereunto duly authorized as of the day and year first above written.

[ ], as the Owner Trustee

By:
Name:
Title:

S-1	Amended and Restated Trust Agreement (20[ ]-[ ])

BANK OF AMERICA AUTO RECEIVABLES SECURITIZATION, LLC, as the Depositor

By:
Name:
Title:

S-2	Amended and Restated Trust Agreement (20[ ]-[ ])

EXHIBIT A

FORM OF CERTIFICATE

NUMBER	% PERCENTAGE INTEREST
R-	CUSIP NO.
ISIN

BANK OF AMERICA AUTO TRUST 20[    ]-[    ]

CERTIFICATE

Evidencing the             % Percentage Interest in all of the assets of the Issuer (as defined below), which consist primarily of motor vehicle receivables, including motor vehicle retail installment sales contracts and/or installment loans that are secured by new and used automobiles, light-duty trucks and other similar vehicles.

(This Certificate does not represent an interest in or obligation of Bank of America, National Association, any other Bank of America Party (as defined below) or any of their respective Affiliates, except to the extent described below.)

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY OTHER APPLICABLE SECURITIES OR “BLUE SKY” LAWS OF ANY STATE OR OTHER JURISDICTION. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE RESOLD, ASSIGNED, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR ANY OTHER APPLICABLE SECURITIES OR “BLUE SKY” LAWS AND ONLY PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”) TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A (A “QIB”), PURCHASING FOR ITS OWN ACCOUNT OR THE ACCOUNT OF A QIB, WHOM THE HOLDER HAS INFORMED THAT THE REOFFER, RESALE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE ACQUIRED OR HELD (THROUGH A TRANSFER) BY OR FOR THE ACCOUNT OF OR WITH THE ASSETS OF (A) AN EMPLOYEE BENEFIT PLAN (AS DEFINED IN SECTION 3(3) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”)) WHICH IS SUBJECT TO THE PROVISIONS OF TITLE I OF ERISA, (B) A PLAN DESCRIBED IN SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), WHICH IS SUBJECT TO SECTION 4975 OF THE CODE, (C) ANY ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF AN EMPLOYEE BENEFIT PLAN’S OR A PLAN’S

INVESTMENT IN THE ENTITY (EACH A “BENEFIT PLAN”) OR (D) A GOVERNMENTAL, NON-U.S. OR CHURCH PLAN WHICH IS SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW THAT IS SUBSTANTIALLY SIMILAR TO TITLE I OF ERISA OR SECTION 4975 OF THE CODE (ANY SUCH FEDERAL, STATE OR LOCAL LAW, (A “SIMILAR LAW”)).

THIS CERTIFIES THAT             is the registered owner of a             % nonassessable, fully-paid, Percentage Interest in the Trust Estate of BANK OF AMERICA AUTO TRUST 20[    ]-[    ], a Delaware statutory trust (the “Issuer”) formed by Bank of America Auto Receivables Securitization, LLC, a Delaware limited liability company, as depositor (the “Depositor”).

The Issuer is governed pursuant to a Trust Agreement dated as of [            ] (as amended and restated as of [            ], the “Trust Agreement”), between the Depositor and [            ], as owner trustee (the “Owner Trustee”), a summary of certain of the pertinent provisions of which is set forth below. To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in the Trust Agreement or, if not defined therein, then in the Sale Agreement, dated as of [            ], between the Depositor and the Issuer as the same may be amended or supplemented from time to time.

This Certificate is issued under and is subject to the terms, provisions and conditions of the Trust Agreement, to which Trust Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. The provisions and conditions of the Trust Agreement are hereby incorporated by reference as though set forth in their entirety herein.

The Holder of this Certificate acknowledges and agrees that its rights to receive distributions in respect of this Certificate are subordinated to the rights of the Noteholders as described in the Indenture and the Trust Agreement, as applicable.

THIS CERTIFICATE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

By accepting this Certificate, the Certificateholder hereby covenants and agrees that prior to the date which is one year and one day after payment in full of all obligations of each Bankruptcy Remote Party in respect of all securities issued by any Bankruptcy Remote Party (i) such Person shall not authorize such Bankruptcy Remote Party to commence a voluntary winding-up or other voluntary case or other Proceeding seeking liquidation, reorganization or other relief with respect to such Bankruptcy Remote Party or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect in any jurisdiction or seeking the appointment of an administrator, a trustee, receiver, liquidator, custodian or other similar official with respect to such Bankruptcy Remote Party or any substantial part of its property or to consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other Proceeding commenced against such Bankruptcy Remote Party, or to make a general assignment for the benefit of any party hereto or any other creditor of such Bankruptcy Remote Party, and (ii) such Person shall not commence or join with any other Person in commencing any Proceeding against such Bankruptcy Remote Party under any bankruptcy, reorganization, liquidation or insolvency law or statute now or hereafter in effect in any jurisdiction.

By accepting and holding this Certificate (or any interest herein), the Holder hereof shall be deemed to have represented and warranted that it is not a Benefit Plan or a governmental, non-U.S. or church plan which is subject to Similar Law and is not purchasing on behalf of a Benefit Plan or a governmental, non-U.S. or church plan which is subject to Similar Law.

[It is the intention of the parties to the Trust Agreement that, for purposes of United States federal, state and local income, franchise and value added tax purposes, the Issuer will be treated as a grantor trust of the type described in Treasury Regulation section 301.7701-4(c). By accepting this Certificate, the Certificateholder agrees to treat, and to take no action inconsistent with the treatment of, the Certificates for such tax purposes as interests in a grantor trust unless otherwise required by applicable tax authorities.]

By accepting this Certificate, the Certificateholder acknowledges that this Certificate represents a Percentage Interest only and does not represent interests in or obligations of the Depositor, the Servicer, the Administrator, the Owner Trustee, the Indenture Trustee or any of their respective Affiliates and no recourse may be had against such parties or their assets, except as expressly set forth or contemplated in this Certificate, the Trust Agreement or any other Transaction Document.

[Each Certificateholder, by acceptance of this Certificate, acknowledges and agrees that the purpose of Article XII of the Indenture is to facilitate compliance with the FDIC Rule by Bank of America, the Depositor, the Servicer, BAASC, BASHC and the Issuer (collectively, the “Bank of America Parties”) and that the interpretations of the requirements of the FDIC Rule may change over time, whether due to interpretive guidance provided by the FDIC or its staff, consensus among participants in the asset-backed securities markets, advice of counsel, or otherwise, and agrees that the provisions set forth in Article XII of the Indenture shall have the effect and meanings that are appropriate under the FDIC Rule as such effect and meanings change over time on the basis of evolving interpretations of the FDIC Rule.]

IN WITNESS WHEREOF, the Issuer has caused this Certificate to be duly executed.

BANK OF AMERICA AUTO TRUST 20[ ]-[ ]

By: [ ], not in its individual capacity, but solely as Owner Trustee

Dated:	By:
Name:
Title:

OWNER TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is the Certificate referred to in the within-mentioned Trust Agreement.

[ ], not in its individual capacity but solely as Owner Trustee

By:
Authorized Signatory

ASSIGNMENT

FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY

OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

[                            ]

(Please print or type name and address, including postal zip code, of assignee)

the within Certificate, (Asset Backed Certificate No. R-[    ] issued by Bank of America Auto Trust 20[    ]-[    ]), and all rights thereunder, hereby irrevocably constituting and appointing

                    Attorney to transfer said Certificate on the books of the Certificate Registrar, with full power of substitution in the premises

Dated:             , [            ]

[TRANSFEROR]

By:
Name:
Title:

EXHIBIT B

FORM OF CERTIFICATE INVESTOR REPRESENTATION LETTER

Relating to the

Bank of America Auto Trust 20[    ]-[    ] Asset Backed Certificates

[Transferor]

[Address]

Ladies and Gentlemen:

In connection with the purchase or acquisition of one or more certificates issued by Bank of America Auto Trust 20[    ]-[    ] (the “Certificates”) pursuant to the Amended and Restated Trust Agreement, dated as of [            ] (the “Trust Agreement”), between Bank of America Auto Receivables Securitization, LLC, a Delaware limited liability company, as the depositor (the “Depositor”), and [            ], a [            ], as the owner trustee (the “Owner Trustee”), the transferee named below (the “Transferee”) hereby represents, warrants, covenants and agrees as follows (terms used but not defined herein have the respective meanings given to such terms in the Trust Agreement):

1.	The Transferee understands that the Certificates are being offered only in a transaction not involving any public offering in the United States within the meaning of the Securities Act of 1933, as amended (the “Act”), none of the certificates have been or will be registered under the Act and if in the future, the Transferee decides to offer, resell, pledge or otherwise transfer the certificates, such certificates may only be offered, resold, pledged or otherwise transferred in accordance with the Trust Agreement and the legend set forth in paragraph 11 below.

2.	The Transferee understands that an investment in the Certificates involves certain risks, including the risk of loss of all or a substantial part of its investment under certain circumstances.

3.	The Transferee has such knowledge and experience in financial and business matters that the Transferee is capable of evaluating the merits and risks of investments in the Certificates, and the Transferee and any accounts for which it is acting are each able to bear the economic risk of the holder’s or of its investment.

4.	The Transferee has had access to such financial and other information concerning the Issuer and the Certificates as it deemed necessary or appropriate in order to make an informed investment decision with respect to its purchase of the Certificates.

5.

The Transferee will not offer, transfer, pledge, sell or otherwise dispose of the Certificates or any interest in the Certificates to any person in any manner, or solicit any offer to buy, transfer, pledge or otherwise dispose of the Certificates or any interest in the Certificates from any person in any manner, or make any general solicitation by means of general advertising or in any other manner, or take any other action that would constitute a distribution of the Certificates under the Act or that would render the disposition of the Certificates a violation of Section 5 of the Act or any other applicable securities laws or require registration pursuant thereto, and will not authorize any person to act on its behalf, in such manner with respect to the Certificates.

6.	The Transferee is either (a) an affiliate of the Depositor or (b) (i) a “qualified institutional buyer” as that term is defined in Rule 144A under the Act (a “Qualified Institutional Buyer”), (ii) aware that the sale of the Certificates to it is being made in reliance on the exemption from registration provided by Rule 144A under the Act, and (iii) is acquiring the Certificates for its own account or for one or more accounts, each of which is a Qualified Institutional Buyer, and as to each of which it exercises sole investment discretion or for resale pursuant to Rule 144A under the Act.

7.	The Transferee agrees that it will not offer or sell, or otherwise transfer the Certificates to any person unless the transferee of the Certificates has executed a Certificate Investor Representation Letter.

8.	The Transferee acknowledges and agrees that the Owner Trustee shall not be obligated to register any transfer of the Certificates unless the transferee has certified to the Owner Trustee that such transfer does not violate any of the transfer restrictions stated in the Trust Agreement, and that the Owner Trustee shall not be liable to any Person for registering any transfer based on such certifications.

9.	The Transferee acknowledges and agrees that no transfer of any Certificate shall be permitted if such transfer is effected through an established securities market or secondary market (or the substantial equivalent thereof) within the meaning of Code (as defined below) section 7704 and any proposed, temporary or final United States Treasury regulations thereunder.

10.	The Transferee understands that if Responsible Officer of Owner Trustee becomes aware that (a) a transfer or attempted or purported transfer of any Certificate or interest therein was consummated in compliance with the provisions of the Trust Agreement on the basis of a materially incorrect certification from the transferor or purported transferee, (b) a transferee failed to deliver to the Owner Trustee a Certificate Investor Representation Letter or (c) the Certificateholder of any Certificate or interest therein is in material breach of any representation or agreement set forth in any certificate or any deemed representation or agreement of such Certificateholder, the Owner Trustee will direct the Certificate Registrar not to register such attempted or purported transfer and, if a transfer has been registered, such transfer shall be absolutely null and void ab initio and shall not operate to transfer any rights to the purported transferee (such purported transferee, a “Disqualified Transferee”) and the last preceding Certificateholder of such Certificateholder that was not a Disqualified Transferee shall be restored to all rights as a Certificateholder thereof retroactively to the date of the purported transfer of such Certificate by such Certificateholder.

11.	The Transferee understands that the Certificates bear a legend to the following effect:

“THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY OTHER APPLICABLE SECURITIES OR “BLUE SKY” LAWS OF ANY STATE OR OTHER JURISDICTION. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE RESOLD, ASSIGNED, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR ANY OTHER APPLICABLE SECURITIES OR “BLUE SKY” LAWS AND ONLY PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”) TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A (A “QIB”), PURCHASING FOR ITS OWN ACCOUNT OR THE ACCOUNT OF A QIB, WHOM THE HOLDER HAS INFORMED THAT THE REOFFER, RESALE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A.”

12.	The Transferee is not purchasing or holding the Certificates (or any interest therein) by or for the account of or with the assets of (a) an employee benefit plan (as defined in Section 3(3) of ERISA), which is subject to the provisions of Title I of ERISA, (b) a plan described in Section 4975 of the Code, which is subject to Section 4975 of the Code, (c) an entity whose underlying assets include plan assets by reason of an employee benefit plan’s or plan’s investment in the entity or (d) a governmental, non-U.S. or church plan that is subject to Similar Law.

13.	The Transferee has provided to the Owner Trustee, the Administrator and the Certificate Paying Agent two properly completed and duly executed originals of (i) U.S. Internal Revenue Service Form W-9 (or applicable successor form) certifying that it is not subject to backup withholding or (ii) U.S. Internal Revenue Service Form W-8BEN or Form W-8ECI (or applicable successor forms) and a statement certifying that such Transferee is not a “controlled foreign corporation” described in section 881(c)(3)(C) of the Internal Revenue Code of 1986 (as amended, the “Code”).

14.	The Transferee agrees to provide to the Issuer and the Owner Trustee, on or prior to, and after, the date of its acquisition of a Certificate or beneficial interest in a Certificate, any information requested by the Issuer and the Owner Trustee as is necessary (as determined in the sole discretion of the Issuer or the Owner Trustee, as applicable) for the Issuer and the Owner Trustee to determine the obligations of any party under the Trust Agreement pursuant to Code sections 1471-1474 (the “FATCA Provisions”), including whether such Transferee is a U.S. Person or a non-U.S. person, and if such Transferee is a non-U.S. person whether it is a foreign financial institution (“FFI”) as defined in Code section 1471(d)(4) or a non-financial foreign entity as defined in Code section 1472(d) (“non-FFI”).

15.	The Transferee agrees that (A) if it is, or would be, a FFI, the Transferee represents to the Issuer and Owner Trustee that it has met (or will meet as soon as applicable guidance is issued by the Internal Revenue Service) the reporting requirements of Code section 1471(b) (“FFI Reporting Obligations”), and the Transferee further represents and agrees that it shall continue to meet its FFI Reporting Obligations and has not made (and will not make) the election to be withheld upon pursuant to Code section 1471(b)(3); or (B) if it is, or would be, a non-FFI the Transferee, when applicable law requires a non-FFI to meet the reporting requirements of Code section 1472(b), either (i) hereby represents to the Issuer and Owner Trustee that it does not have (or will not have as soon as applicable guidance is issued by the Internal Revenue Service) any substantial United States owners within the meaning of Code section 1472(b)(1)(A) or (ii) shall provide to the Issuer and Owner Trustee the name, address, and taxpayer identification number of each of its substantial United States owners and any other information required by Code section 1472.

16.	The Transferee acknowledges that the Issuer may provide the information provided in paragraphs 14 and 15 above and any other information concerning the Transferee’s investment in the Certificates to the U.S. Internal Revenue Service and the Transferee understands and acknowledges that the Issuer has the right, under the Trust Agreement, to withhold on any beneficial owner of an interest in a Certificate that fails to comply with the foregoing requirements in paragraphs 14 and 15 above.

17.	The Transferee acknowledges that the Issuer, the Owner Trustee, the Initial Purchaser and others will rely upon the truth and accuracy of the foregoing acknowledgements, representations, warranties and agreements and agrees that if any of the acknowledgments, representations, warranties or agreements made by it in connection with its purchase of the Certificates are no longer accurate, the Transferee will promptly notify the Issuer, the Owner Trustee and the Initial Purchaser.

18.	The Transferee hereby acknowledges and agrees that its purchase or acquisition of the Certificates is subject to the confidentiality terms set forth in a confidentiality agreement in a form acceptable to the Depositor, Bank of America, National Association and [ ] to be attached hereto.

This letter is not a commitment by the Transferee to purchase any Certificate or a commitment by the Initial Purchaser, the Depositor or the Issuer to sell any Certificate to the Transferee.

You are entitled to rely upon this letter and you are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

[Signature Page Follows]

Any photocopy, facsimile or other copy of this letter shall be deemed of equal effect as a signed original.

Executed by

Name of Transferee

By:
Name:
Title:

Transferee’s Address:

Telephone:

Facsimile:

EXHIBIT C

FORM OF NOTICE OF REQUESTS TO REPURCHASE RECEIVABLES

[DATE]

[Depositor]

[Servicer]

Re:	Bank of America Auto Trust 20[ ]-[ ] – Notice of Requests to Repurchase Receivables

Reference is hereby made to the Amended and Restated Trust Agreement, dated as of [            ] (the “Trust Agreement”), between Bank of America Auto Receivables Securitization, LLC, as depositor (the “Depositor”), and [            ], as owner trustee (the “Owner Trustee”). Capitalized terms used herein and not otherwise defined shall have the meanings assigned such terms in the Trust Agreement. This Notice is being delivered pursuant to Section 11.15 of the Trust Agreement.

The Owner Trustee hereby certifies as to the checked option below:

[            ] During the period from and including [            ] to but excluding [            ], the Owner Trustee received no requests from the holders of any of the Notes or Certificates outstanding during that period requesting that any Receivables be repurchased with respect to such Notes or Certificates.

[            ] During the period from and including [            ] to but excluding [            ], the Owner Trustee received one or more requests from the holders of any of the Notes or Certificates outstanding during that period requesting that any Receivables be repurchased with respect to such Notes or Certificates. Copies of such requests received in writing are attached hereto, and details of any such requests received orally are as set forth below:

Date of Request

Number of Receivables

Aggregate Principal Balance of Receivables Subject to Request

[REMINDER OF PAGE INTENTIONALLY LEFT BLANK]

C-1

[ ] not in its individual capacity but solely as Owner Trustee

By:
Name:
Title:

C-2

EXHIBIT D

FORM OF REGISTRATION OF CERTIFICATE TRANSFER DIRECTION LETTER

PURSUANT TO THE TRUST AGREEMENT

[DATE]

[Certificate Registrar and Owner Trustee]

Reference is hereby made to the Amended and Restated Trust Agreement, dated as of [            ] (the “Trust Agreement”), between Bank of America Auto Receivables Securitization, LLC, as Depositor (the “Depositor”), and [            ], as Owner Trustee (the “Owner Trustee”), governing Bank of America Auto Trust 20[    ]-[    ] (the “Issuer”). Capitalized terms not defined herein shall have the meanings assigned to such terms in the Trust Agreement.

You are hereby notified that [name of Transferor] (the “Transferor”) has transferred its [    ]% beneficial interest in the Issuer evidenced by Certificate No.             . Enclosed, please find the following documentation as required by the Trust Agreement:

1.	Original Certificate No. R-[ ] for cancellation;

2.	Written instrument of transfer executed by Transferor with signature medallion guaranteed;[1]

3.	Incumbency certificate of Transferor certified by an officer of the Transferor;

4.	Certificate Investor Representation Letter executed by Transferee;

5.	[FormW-9][Form W-8BEN][Form W-8ECI][applicable successor form] of Transferee.

You are hereby directed, as Owner Trustee and Certificate Registrar, to take the following actions to register the certificate transfer in the order enumerated below:

(a) cancel and dispose of, in accordance with the customary practices of the Owner Trustee, the Certificate representing [            ] Percentage Interest in the Issuer, bearing certificate number R-    , registered in the name of the Transferor;

[1]	[Please use form of Assignment attached to the back of the Form of Certificate on Exhibit A of the Trust Agreement.]

(b) execute and authenticate one or more Certificates, as specified in Schedule A hereto, representing the relevant Percentage Interest in the Issuer specified in Schedule A hereto, bearing such appropriate certificate number as determined by the Certificate Registrar and to register said Certificate in the name of the Transferee specified in the corresponding column on
Schedule A hereto; and

(c) to deliver said authenticated Certificates to the addresses specified in the corresponding column on Schedule A hereto.

The wire instructions of each Certificateholder are set forth on Schedule A hereto.

The undersigned Transferee hereby certifies to the Owner Trustee that (i) the transfer requested hereby does not violate any of the transfer restrictions stated in the Trust Agreement, including but not limited to clauses (d) and (e) of Section 3.5 thereof and (ii) the Transferee is not a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Internal Revenue Code of 1986.

[Signature Page Follows]

[TRANSFEROR]

By:
Name:
Title:

[TRANSFEREE]

By:
Name:
Title:

SCHEDULE A

[To be updated]

Name of Transferee	Tax ID Number of Transferee	Percentage Interest[2]	Delivery Address	Wire Instructions

[2]	Aggregate Percentage Interest of new Certificates must match the Percentage Interest of the transferred Certificate being cancelled pursuant to (a) above.

D-4